UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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☐	Soliciting Material Pursuant to §240.14a-12

Rubicon Technology, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION, DATED MAY 13, 2016

RUBICON TECHNOLOGY, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON [●], 2016

As a stockholder of RUBICON TECHNOLOGY, INC., a Delaware corporation (the “Company,” “we,” “us” or “our”), you are cordially invited to attend the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at [●], at 8:00 a.m. local time on [●], 2016, for the following purposes:

1. To elect two director nominees, Don N. Aquilano and Donald R. Caldwell, or any others properly nominated in accordance with Section 2.10 of our amended and restated bylaws for a three-year term;

2. To ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016;

3. To approve the Rubicon Technology, Inc. 2016 Stock Incentive Plan, including approval of the material terms of the plan in accordance with the approval requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended; and

4. To transact such other business as may properly come before the meeting or any continuation or adjournment thereof.

Our Board of Directors has fixed the close of business on [●], 2016 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting and at any postponement or adjournment thereof.

Your vote will be especially important at the Annual Meeting. As you may be aware, Paragon Technologies, Inc., a Delaware corporation (“Paragon”), has notified us that it intends to nominate two individuals for election as directors at the Annual Meeting in opposition to the two nominees proposed by our Board of Directors. Our Board of Directors does not endorse any of Paragon’s nominees and unanimously recommends that you vote FOR the election of each of the two nominees proposed by our Board of Directors on the WHITE proxy card.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING WHETHER OR NOT YOU ARE PERSONALLY ABLE TO ATTEND. ACCORDINGLY, AFTER READING THE ACCOMPANYING PROXY STATEMENT, PLEASE PROMPTLY SUBMIT YOUR PROXY BY TELEPHONE, INTERNET OR MAIL AS DESCRIBED ON THE WHITE PROXY CARD.

If you vote using a proxy card sent to you by Paragon, you can subsequently revoke it by following the instructions on the WHITE proxy card in the postage-paid envelope provided. Only your latest dated proxy will count. Any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the accompanying proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS,

MARDEL A. GRAFFY

SECRETARY

Bensenville, Illinois

[●], 2016

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to Be Held on [●], 2016.

This Proxy Statement and the 2015 Annual Report are available at:

[●]

i

RUBICON TECHNOLOGY, INC.

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON [●], 2016

This proxy statement, along with a WHITE proxy card or voting instruction form and our 2015 Annual Report, is first being mailed to stockholders on or about [●], 2016

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS, ANNUAL MEETING AND VOTING

1. Why am I receiving these materials?

The Board of Directors (the “Board”) of Rubicon Technology, Inc., a Delaware corporation (“Rubicon,” the “Company,” “we,” “us,” or “our”) is soliciting your proxy to vote at our 2016 Annual Meeting of Stockholders (the “Annual Meeting”) because you owned shares of our common stock at the close of business on [●], 2016, the record date for the Annual Meeting, and, therefore, are entitled to vote at the Annual Meeting. The proxies also may be voted at any continuations, adjournments or postponements of the Annual Meeting. This proxy statement, along with a WHITE proxy card or voting instruction form and our 2015 Annual Report, is first being mailed to stockholders on or about [●], 2016. We will also post this proxy statement, the meeting notice and our 2015 Annual Report on the Internet at [●] on or about [●], 2016. This proxy statement contains information you may use when deciding how to vote in connection with the Annual Meeting.

2. When and where is the Annual Meeting, and who may attend?

The Annual Meeting will be held on [●], 2016 (the “Annual Meeting Date”) at 8:00 a.m. local time, at [●]. Stockholders who are entitled to vote and our invited guests may attend the Annual Meeting. You can obtain directions to the meeting location at http://[●].

3. What do I need to attend the Annual Meeting?

Stockholders of Record. If you are a “stockholder of record” and plan to attend the Annual Meeting, please bring photo identification.

Beneficial Owners. If you are a “beneficial owner” and you plan to attend the Annual Meeting, you must present proof of your ownership of Rubicon shares as of [●], 2016, such as a bank or brokerage account statement or a letter from the bank, broker or other nominee indicating that you are the beneficial owner of the shares, as well as photo identification. If you wish to vote at the Annual Meeting, you must also obtain a signed proxy from your bank, broker, trustee or other nominee who holds the shares on your behalf in order to cast your vote.

The answer to Question 12 describes the difference between stockholders of record and beneficial owners.

4. Who is soliciting my proxy?

The Board, on behalf of the Company, is soliciting your proxy to vote your shares of our common stock on all matters scheduled to come before the Annual Meeting, whether or not you attend in person. By completing, signing, dating and returning the WHITE proxy card or voting instruction form, or by submitting your proxy and voting instructions by telephone or via the Internet, you are authorizing the persons named as proxies to vote your shares of our common stock at the Annual Meeting as you have instructed.

Paragon Technologies, Inc. (“Paragon”) has notified us of its intention to nominate two individuals for election at the Annual Meeting in opposition to the two nominees proposed by our Board. Paragon’s nominees have NOT been endorsed by our Board. You may receive proxy solicitation materials from Paragon, including a proxy statement and proxy cards. The Board recommends that you disregard them. We are not responsible for the accuracy of any information provided by or relating to Paragon or the nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Paragon or any other statements that Paragon or its representatives have made or may otherwise make.

5. What proposals are being presented for stockholder vote at the Annual Meeting?

There are three proposals from Rubicon to be considered and voted on at the Annual Meeting:

1.	Proposal 1: To elect two director nominees, Don N. Aquilano and Donald R. Caldwell, or any others properly nominated in accordance with Section 2.10 of our amended and restated bylaws (the “bylaws”) for a three-year term (see page 9).

2.	Proposal 2: To ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 (see page 33).

3.	Proposal 3: To approve the Rubicon Technology, Inc. 2016 Stock Incentive Plan, including approval of the material terms of the plan in accordance with the approval requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) (see page 35).

6. How does the Board of Directors recommend that I vote?

Our Board recommends that you vote your shares

•	FOR the election of Don N. Aquilano and Donald R. Caldwell as directors;

•	FOR the ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016; and

•	FOR the approval of the Rubicon Technology, Inc. 2016 Stock Incentive Plan, including all the material terms thereof for purposes of Section 162(m) of the Code.

7. Are there any other matters to be acted upon at the Annual Meeting?

We do not expect any matters to be presented for action at the Annual Meeting other than the matters described in this proxy statement. However, by signing, dating and returning a WHITE proxy card or submitting your proxy and voting instructions by telephone or via the Internet, you will give to the persons named as proxies discretionary voting authority with respect to any matter that may properly come before the Annual Meeting and of which we did not have notice at least 45 days before the anniversary date on which we first sent our proxy materials for our 2015 annual meeting of stockholders or by April 24, 2016, which is the date specified by the advance notice provisions set forth in our bylaws, and they intend to vote on any such other matter in accordance with their best judgment.

8. Who is entitled to vote at the Annual Meeting?

You are entitled to vote at the Annual Meeting if you owned shares of our common stock as of the close of business on the record date, [●], 2016. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting and there is no cumulative voting. As of [●], 2016, we had [●] shares of common stock outstanding. Both Delaware law and our bylaws require our Board of Directors to establish a record date in order to determine who is entitled to receive notice of the Annual Meeting, and to attend and vote at the Annual Meeting and any continuations, adjournments or postponements thereof.

9. How many stockholders must be present to hold the Annual Meeting?

Under Delaware law and our bylaws, holders of a majority of our outstanding shares of common stock as of the close of business on [●], 2016 must be present in person or represented by proxy at the Annual Meeting. This is referred to as a quorum. The inspector of election will determine whether a quorum is present at the Annual Meeting. As of [●], 2016, we had [●] shares of common stock outstanding. Accordingly, the presence of the holders of common stock representing at least [●] shares will be required to establish a quorum. Your shares are counted as present if you attend the Annual Meeting and vote in person or if you properly return a proxy over the Internet, by telephone or by mail. Abstentions and broker non-votes, if any, will be counted for purposes of establishing a quorum.

10. What happens if I do not submit voting instructions for a proposal? What is discretionary voting? What is a broker non-vote?

If you properly complete, sign, date and return a WHITE proxy card or voting instruction form, your shares of our common stock will be voted as you specify. If you are a stockholder of record and you sign and return a WHITE proxy card, but make no specifications on such proxy card, your shares of our common stock will be voted in accordance with the recommendations of our Board, as provided above. If you are a beneficial owner and you do not provide voting instructions to your bank, broker, trustee or other nominee holding shares of our common stock for you, your shares of our common stock will not be voted with respect to any proposal for which the stockholder of record does not have discretionary authority to vote. Rules of the New York Stock Exchange (“NYSE”) determine whether proposals presented at stockholder meetings are “discretionary” or “non-discretionary.” If a proposal is determined to be discretionary, your bank, broker, trustee or other nominee is permitted under NYSE rules to vote on the proposal without receiving voting instructions from you. If a proposal is determined to be non-discretionary, your bank, broker, trustee or other nominee is not permitted under NYSE rules to vote on the proposal without receiving voting instructions from you. A “broker non-vote” occurs when a bank, broker, trustee or other nominee holding shares for a beneficial owner returns a valid proxy, but does not vote on a particular proposal because it does not have discretionary authority to vote on the matter and has not received voting instructions from the stockholder for whom it is holding shares.

Because Paragon has initiated a proxy contest, to the extent that Paragon provides a card form to stockholders in street name, none of the proposals at the Annual Meeting are considered a discretionary matter. As a result, we encourage you to provide voting instructions to the bank, broker, trustee or other nominee that holds your shares by carefully following the instructions provided in their notice to you.

11. How many votes are needed to approve the proposals? What is the effect of abstentions and broker non-votes on the outcome of the proposals?

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of Broker Non-Votes
No. 1: Election of two director nominees	For or withhold on each director nominee	Plurality of shares voted	N/A	No effect

No. 2: Ratification of the selection of our independent registered public accounting firm	For, against or abstain	Affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote	Treated as votes against	No effect

No. 3: Approval of our 2016 Stock Incentive Plan	For, against or abstain	Affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote	Treated as votes against	No effect

In contested elections (where the number of nominees exceeds the number of directors to be elected) and in uncontested elections, our directors are elected by a plurality of shares of our common stock voted. This means that the candidates receiving the highest number of “FOR” votes will be elected. Under our bylaws, all other matters require the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy and entitled to vote, except as otherwise provided by statute, our certificate of incorporation or our bylaws. A properly executed card marked “WITHHOLD” with respect to the election of a director nominee will be counted for purposes of determining whether there is a quorum at the Annual Meeting, but will not be considered to have been voted for the director nominee.

As a result of Paragon’s intention to propose two alternative director nominees in opposition to our Board’s two nominees, there may be more than two nominees at the Annual Meeting, resulting in a contested election. THE ONLY WAY TO SUPPORT THE TWO NOMINEES OF OUR BOARD IS TO VOTE “FOR” THE BOARD’S NOMINEES ON THE WHITE PROXY CARD. PLEASE DO NOT COMPLETE OR RETURN A PROXY CARD FROM PARAGON EVEN IF YOU VOTE “AGAINST” OR WITHHOLD ON PARAGON’S DIRECTOR NOMINEES, BECAUSE DOING SO MAY CANCEL ANY PREVIOUS VOTE YOU CAST ON THE COMPANY’S WHITE PROXY CARD.

12. What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered in your name on the books and records of our transfer agent, you are a “stockholder of record.” Rubicon sent the proxy materials directly to you.

If your shares are held for you in the name of your bank, broker, trustee or other nominee, your shares are held in “street name” and you are considered the “beneficial owner.” The proxy materials have been forwarded to you by your bank, broker, trustee or other nominee, who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker, trustee or other nominee on how to vote your shares by using the voting instructions provided by your nominee. The answer to Question 10 describes brokers’ discretionary voting authority and when your bank, broker, trustee or other nominee is permitted to vote your shares without instructions from you. The answer to Question 3 describes how beneficial owners may attend the Annual Meeting.

13. How do I vote?

Stockholders of Record. If you are a stockholder of record, you may submit your WHITE proxy card and voting instructions by telephone or using the Internet or by mail as further described below. Your WHITE proxy card, whether submitted via telephone, the Internet or by mail, authorizes the individuals named as proxies on your WHITE proxy card to act as your proxies at the Annual Meeting, each with the power to appoint his or her substitute, to represent and vote your shares of our common stock as you directed, if applicable.

•	By Telephone. Call the toll-free telephone number on the enclosed WHITE proxy card and follow the recorded instructions.

•	By Internet. Access the secure Internet website registration page on the enclosed WHITE proxy card and follow the instructions.

•	By Mail. Sign, date and return your WHITE proxy card in the postage-paid envelope provided.

If you submit your WHITE proxy card and voting instructions via telephone or the Internet, you do not need to mail your WHITE proxy card. The individuals named as proxies on your WHITE proxy card will vote your shares of our common stock at the Annual Meeting as instructed by the latest dated proxy received from you, whether submitted via the Internet, telephone or by mail. You may also vote in person at the Annual Meeting.

Beneficial Owners. If your shares of our common stock are held in a stock brokerage account by a bank, broker, trustee or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your bank, broker, trustee or other nominee that is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your bank, broker, trustee or other nominee on how to vote your shares of our common stock via the Internet or by telephone, if the bank, broker, trustee or other nominee offers these options or by completing, signing, dating and returning a voting instruction form. Your bank, broker, trustee or other nominee will send you instructions on how to submit your voting instructions for your shares of our common stock. If you wish to vote in person at the Annual Meeting, you must obtain a signed proxy from your bank, broker, trustee or other nominee who holds the shares on your behalf in order to cast your vote. For a discussion of the rules regarding the voting of shares of our common stock held by beneficial owners, please see the question above titled “What happens if I do not submit voting instructions for a proposal? What is discretionary voting? What is a broker non-vote?”

14. What does it mean if I receive more than one set of proxy materials?

Since Paragon has submitted alternative director nominees to the Board in opposition to the two nominees proposed by our Board, we may conduct multiple mailings prior to the Annual Meeting Date to ensure stockholders have our latest proxy information and materials to vote. In that event, we will send you a new WHITE proxy card or voting instruction form with each mailing, regardless of whether you have previously voted. You may also receive multiple sets of proxy materials, including multiple WHITE proxy cards, if you hold shares in more than one account—please vote the WHITE proxy card for every account you own. The latest dated proxy you submit will be counted, and, IF YOU WISH TO VOTE AS RECOMMENDED BY THE BOARD OF DIRECTORS THEN YOU SHOULD ONLY SUBMIT WHITE PROXY CARDS.

15. What should I do if I receive a proxy card from Paragon?

Paragon has proposed two alternative director nominees for election at the Annual Meeting in opposition to the two nominees proposed by our Board. We expect that you may receive proxy solicitation materials from Paragon, including an opposition proxy statement and proxy card. Our Board recommends that you disregard it. We are not responsible for the accuracy of any information provided by or relating to Paragon or its nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Paragon or any other statements that Paragon or its representatives have made or may otherwise make. If you have already voted using the proxy card provided by Paragon, you have every right to change your vote by completing and returning the enclosed WHITE proxy card or by voting by telephone or via the Internet by following the instructions provided on the enclosed WHITE proxy card. Only the latest proxy you submit will be counted. If you vote against Paragon’s nominees using the proxy card sent to you by Paragon, your vote will not be counted as a vote for either of the director nominees recommended by our Board, but will result in the revocation of any previous vote you may have cast on the WHITE proxy card. If you wish to vote pursuant to the recommendation of our Board, you should disregard any proxy card that you receive other than the WHITE proxy card. If you have any questions or need assistance voting, please call Innisfree M&A Incorporated (“Innisfree”), 501 Madison Avenue, 20th Floor, New York, NY 10022, our proxy solicitor, at 1-888-750-5834.

16. What can I do if I change my mind after I vote my shares?

If you are a stockholder of record, you can revoke your proxy before it is counted by (1) sending written notice of revocation that is dated later than the date of your proxy to Mardel A. Graffy, our Secretary, at our principal executive offices, which are located at 900 East Green Street, Bensenville, Illinois 60106, (2) timely delivering a valid, later-dated proxy that we receive no later than the conclusion of voting at the Annual Meeting, or (3) if you are present at the Annual Meeting and either vote in person or notify the corporate secretary in writing at the Annual Meeting of your wish to revoke your proxy. Your attendance alone at the Annual Meeting will not be enough to revoke your proxy.

If you have previously submitted a proxy card sent to you by Paragon, you may change your vote by completing and returning the enclosed WHITE proxy card in the accompanying postage-paid envelope or by voting by telephone or via the Internet by following the instructions on your WHITE proxy card or voting instruction form. Submitting a proxy card sent to you by Paragon will revoke votes you have previously made via the Company’s WHITE proxy card.

If you are a beneficial owner of shares of our common stock, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to Question 13.

17. Who will pay for the cost of this proxy solicitation and how will the Company solicit votes?

We pay all expenses incurred in connection with this solicitation of proxies to vote at the Annual Meeting. We have retained Innisfree for an estimated fee of $[●] plus reimbursement of out-of-pocket expenses that need not be approved by a vote of stockholders to assist in the solicitation of proxies and otherwise in connection with the Annual Meeting. Innisfree expects that approximately [35] of its employees will assist in the solicitation. We and our proxy solicitor will also request banks, brokers, trustees and other nominees holding shares of our common stock beneficially owned by others to forward these proxy materials to the beneficial owners and upon request we will reimburse such nominees for the customary costs of forwarding the proxy materials. The question of reimbursement will not be submitted to a vote by stockholders. Solicitation of proxies by mail may be supplemented by telephone, email and other electronic means, advertisements and personal solicitation by our directors, officers or employees. No additional compensation will be paid to directors, officers or employees for such solicitation efforts. Our aggregate expenses, including those of Innisfree, related to our solicitation of proxies, excluding salaries and wages of our regular employees, are expected to be approximately $[●], of which approximately $[●] has been incurred as of the date of this proxy statement.

Appendix B sets forth information relating to our directors and director nominees as well as certain of our officers and employees who are considered “participants” in our solicitation under the rules of the Securities and Exchange Commission (“SEC”) by reason of their position as directors and director nominees of the Company or because they may be soliciting proxies on our behalf.

BACKGROUND TO THE SOLICITATION

On November 23, 2015, Mr. Hesham M. Gad, Chairman and Chief Executive Officer of Paragon, delivered a letter on behalf of Paragon to Messrs. Don N. Aquilano, our Chairman of the Board, and William F. Weissman, our Chief Executive Officer, requesting, among other things, that the Board appoint two Paragon director representatives to the Board and cease from making any new capital expenditures.

On January 12, 2016, Mr. Gad delivered another letter on behalf of Paragon to Messrs. Aquilano and Weissman, proposing a meeting between himself and Mr. Aquilano and also the nomination of himself and Mr. Jack H. Jacobs, a director of Paragon, to the Board.

The Nominating and Governance Committee of the Board subsequently interviewed and vetted Messrs. Gad and Jacobs. Upon the recommendation of the Nominating and Governance Committee, the Board thereafter indicated its willingness to appoint Mr. Jacobs to the Board to avoid a costly and distracting proxy contest. The Board came to the conclusion that Mr. Gad was unfit to serve on the Board for several reasons, including the Board’s finding that Mr. Gad previously pleaded guilty to theft from a prior employer and was separately charged with making false statements to a government authority.

On March 28, 2016, Paragon rejected the Company’s offer to appoint solely Mr. Jacobs to the Board and demanded the appointment of both Messrs. Gad and Jacobs.

On April 8, 2016, Thompson Hine LLP (“Thompson Hine”), as counsel to and on behalf of Paragon, sent a formal notice of intent to nominate Messrs. Gad and Jacobs as nominees for election to the Board at the Annual Meeting.

On April 11, 2016, Mr. Gad, on behalf of Paragon, delivered a letter to the Company demanding an inspection pursuant to applicable Delaware law of the Company’s stockholder lists and certain other books and records.

On April 18, 2016, the Company issued a press release and filed a corresponding Form 8-K with the SEC disclosing that the Company had received the nomination notice.

On the same date, our outside legal counsel, Vinson & Elkins, L.L.P. (“Vinson & Elkins”), delivered a letter to Mr. Gad and Thompson Hine in response to the nomination notice. The letter stated that the nomination notice was deficient because, among other reasons, Paragon was not a stockholder of record on the date of submitting its nomination notice.

On the same date, Vinson & Elkins delivered a letter to Mr. Gad in response to Paragon’s April 11, 2016 demand letter, noting that the Company was prepared to provide the requested information to which Paragon was entitled under applicable Delaware law, subject to certain objections regarding the scope and purpose of the demand. The letter asked Mr. Gad to submit a check made out to the Company’s proxy solicitor, Innisfree, in the amount of $1,500 for the cost of providing the requested information. The letter also enclosed a customary confidentiality agreement to be signed by Paragon as a condition to providing the requested information.

On April 22, 2016, Paragon issued a press release announcing that it had initiated a proxy contest to elect Messrs. Gad and Jacobs as members of the Board.

On the same date, Thompson Hine sent a letter to the Company in response to the Vinson & Elkins letter dated April 18, 2016 regarding Paragon’s nomination notice. The Thompson Hine letter purported to cure the deficiencies identified in the Vinson & Elkins letter.

On the same date, Thompson Hine sent another letter to the Company in response to the Vinson & Elkins letter dated April 18, 2016 regarding Paragon’s demand letter. In the letter, Thompson Hine threatened to bring litigation against the Company if copies of the requested documents are not provided to Paragon within 48 hours after the record date for the Annual Meeting. Paragon also refused to pay the expenses of the Company and ignored the Company’s request to execute a customary confidentiality agreement in connection with providing the requested information.

On April 29, 2016, Vinson & Elkins delivered a letter to Thompson Hine in response to the Thompson Hine letter dated April 22, 2016 regarding Paragon’s nomination notice. The Vinson & Elkins letter confirmed that the Thompson Hine letter dated April 22, 2016 cured the deficiencies of Paragon’s original nomination notice.

On the same date, Vinson & Elkins sent another letter to Thompson Hine in response to the Thompson Hine letter dated April 22, 2016 regarding Paragon’s demand letter. The Vinson & Elkins letter reiterated that the Company remained prepared to promptly provide the requested information to which Paragon was entitled under applicable Delaware law, subject to certain objections regarding the scope and purpose of the demand under Delaware law. In the letter, Vinson & Elkins described the basis for such objections under Delaware law in detail. The letter also repeated the prior request for Mr. Gad to pay $1,500 for the cost of providing the requested information, noting that such a request was contemplated by the applicable Delaware statute. In addition, Vinson & Elkins again enclosed a customary confidentiality agreement to be signed by Paragon as a condition to providing the requested information.

PROPOSAL 1:

ELECTION OF DIRECTORS

Our Board of Directors currently consists of five directors, who are divided into three classes with staggered three-year terms. Our bylaws permit our Board of Directors to establish by resolution the authorized number of directors. The current terms of our Class III directors—Don N. Aquilano and Donald R. Caldwell—will expire at this Annual Meeting. Following the recommendation of the Nominating and Governance Committee, the Board of Directors recommends the re-election of Don N. Aquilano and Donald R. Caldwell as directors, each for a three-year term.

The individuals named as proxies on the enclosed proxy card intend to vote your shares of common stock for the election of both nominees proposed by the Board, unless otherwise directed. Each of the Board’s nominees has consented to serving as a nominee and being named as a nominee in this proxy statement, and to serving as a director if elected at the Annual Meeting. However, if, contrary to our present expectations, either of the nominees is unable to serve or for good cause will not serve, your proxy will be voted for a substitute nominee designated by our Board of Directors, unless otherwise directed.

All of our directors bring to our Board of Directors a wealth of executive leadership experience derived from their service as corporate executives as well as service as directors on other boards. When evaluating director candidates, the Nominating and Governance Committee takes into account all factors it considers appropriate, which include (a) ensuring that the Board of Directors, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as a “financial expert,” as that term is defined by the rules of the SEC), and local or community ties and (b) minimum individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially. The Nominating and Governance Committee also considers geographical, cultural, experiential and other forms of diversity when evaluating director candidates. In addition, the Nominating and Governance Committee also may consider the extent to which the candidate would fill a present need on the Board of Directors. Information about the nominees for election as directors and about our other directors whose terms of office do not expire this year, including their business experience for the past five years, appears below.

NOMINEES FOR ELECTION TO A THREE-YEAR TERM (CLASS III)

Don N. Aquilano, 49, has served as a member of our Board of Directors since May 2002 and as the Chairman of our Board of Directors since May 2005. He currently serves as a member of our Audit and Nominating and Governance Committees. Since 2000, Mr. Aquilano has served as managing director and president of Gazelle TechVentures, a venture capital fund. Also, since 2004, Mr. Aquilano has served as managing partner of Blue Chip Venture Company, a venture capital fund, and since 2010 as general partner of Allos Ventures, a venture capital fund. Mr. Aquilano holds a BS from the University of Arizona and an MBA from Harvard Business School. We believe that Mr. Aquilano is qualified to serve on our Board of Directors based on his extensive experience in managing venture funds, which has resulted in financial expertise and knowledge of good governance practices. As Chairman, Mr. Aquilano has been actively involved with the Company’s operations and the markets we serve for many years.

Donald R. Caldwell, 69, joined us in February 2001 as a member of our Board of Directors. He currently serves on our Compensation and Nominating and Governance Committees. Mr. Caldwell has served as the chairman and chief executive officer of Cross Atlantic Capital Partners, Inc., a venture capital fund manager, since March 1999 when he founded the company. Prior to founding Cross Atlantic Capital Partners, Mr. Caldwell was president and chief operating officer and a director of Safeguard Scientifics, Inc., a holding company which provides management resources and capital, from 1996 to 1999. In addition, from 1994 to 2010, Mr. Caldwell served as a director of Diamond Management & Technology Consultants, Inc., a management and technology consulting firm, and he also serves as a director of Fox Chase Bancorp Inc., the holding company of Fox Chase

Bank, a Pennsylvania State-Chartered Savings Bank established in 1867, Quaker Chemical Corporation, a provider of process chemicals and chemical specialties, Haverford Trust Company, a provider of wealth advisory and investment management services, Voxware, Inc., a supplier of voice driven solutions, InsPro Technologies Corporation (formerly Health Benefits Direct Corporation), a leader in enterprise insurance policy administration systems supporting group, individual life, health, annuity and hybrid products, Amber Road (formerly Management Dynamics, Inc.), a provider of global trade management solutions for importers, exporters and logistic service providers, Rootstock Software, a provider of enterprise software solutions for discrete manufacturers, Sagence Group, Inc., a management advisory firm dedicated to helping clients maximize data assets, Stoneridge Investment Partners, LLC, a money management firm, and Lightning Gaming, Inc., a developer and marketer of automated poker tables and slot machines. In addition to Mr. Caldwell’s role as a director of InsPro Technologies, he also assumed the roles of chairman and chief executive officer, effective January 2015. Mr. Caldwell was a CPA in the State of New York and holds a BS in accounting from Babson College and an MBA from the Harvard Business School. We believe that Mr. Caldwell is qualified to serve on our Board of Directors because of his extensive experience in corporate strategy development, corporate governance and financial expertise acquired through over 40 years of business experience.

Vote Required to Elect Director Nominees

Under our bylaws, our directors are elected by a plurality of the shares voted. For more information on the voting requirements, see “Questions and Answers about the Proxy Materials, Annual Meeting and Voting.”

Recommendation of Our Board of Directors

OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” OUR TWO DIRECTOR NOMINEES, MESSRS. AQUILANO AND CALDWELL, EACH FOR A THREE-YEAR TERM.

DIRECTORS WHOSE TERMS DO NOT EXPIRE THIS YEAR

Class I Directors (Term Expiring at the 2017 Annual Meeting of Stockholders)

William F. Weissman, 57, has served as our President, Chief Executive Officer and as a member of our Board of Directors since December 2014. Prior to that, Mr. Weissman served as our Chief Financial Officer, Treasurer and Secretary after joining us in July 2007. From 1995 to 2007, Mr. Weissman served in various capacities at Kanbay International, Inc., an information technology services firm, including chief financial officer, vice president, executive vice president and secretary. Additionally, Mr. Weissman served as a manager of Kanbay LLC, Kanbay International, Inc.’s immediate predecessor company, from December 1997 to August 2000. Mr. Weissman has also held various finance positions at Lockheed Electronics and Airco BOC. Mr. Weissman is a certified public accountant and holds a BA in business administration from Seton Hall University. Mr. Weissman’s qualifications to serve on our Board of Directors include his years of experience as a financial and operating executive with publicly traded global firms including his almost eight years of experience as our Chief Financial Officer and his in-depth familiarity with our business and operations.

Raymond J. Spencer, 65, joined us in January 2008 as a member of our Board of Directors and also serves on our Compensation, Audit, and Nominating and Governance Committees. Since January 2011, Mr. Spencer has been the chairman of the South Australian Economic Development Board, chairman of the South Australian Health and Medical Institute and is a director of a number of private companies in the United States and Australia. From February 2007 to December 2009, Mr. Spencer served as chief executive officer of the Financial Services Strategic Business Unit of Capgemini SA, a provider of consulting, technology and outsourcing services. From February 1989 to February 2007, Mr. Spencer served as chairman and chief executive officer of Kanbay International, Inc., an information technology services firm. From 1970 to 1989, Mr. Spencer was employed by the Institute of Cultural Affairs (ICA), a not-for-profit development organization. At ICA,

Mr. Spencer was the country head for India from 1970 to 1976 and was later involved in worldwide fundraising, government relations and investment operations. Mr. Spencer attended the Adelaide University School of Law. Mr. Spencer’s qualifications to sit on our Board of Directors include his global perspective and knowledge gained through experience in founding several successful businesses and as a chief executive officer of a publicly traded global information technology firm.

Class II Director (Term Expiring at the 2018 Annual Meeting of Stockholders)

Michael E. Mikolajczyk, 64, served as a member of our Board of Directors from June 2001 until May 2002 and rejoined our Board of Directors in March 2004. Mr. Mikolajczyk also serves as a member of our Audit and Compensation Committees. Since September 2003, Mr. Mikolajczyk has served as managing director of Catalyst Capital Management, LLC, a private equity firm. From 2001 through 2003, Mr. Mikolajczyk worked as an independent consultant providing business and financial advisory services to early stage and mid-cap companies. Mr. Mikolajczyk also served as vice chairman of Diamond Management & Technology Consultants, Inc., a management and technology consulting firm, from 2000 to 2001, president from 1998 to 2000 and chief financial officer from 1994 to 1998. Mr. Mikolajczyk served as chief financial officer of Technology Solutions Company, a business solutions provider, from 1993 to 1994. Mr. Mikolajczyk also served as a director of Diamond Management & Technology Consultants, Inc. from 1994 to 2010 and served as director of Kanbay International, Inc. from 2004 to 2007. Mr. Mikolajczyk is a CPA in the State of Michigan and holds a BS in business from Wayne State University and an MBA from Harvard Business School. Mr. Mikolajczyk’s qualifications to sit on our Board of Directors include his experience as an operating executive and his years of experience providing business and financial advisory services. Mr. Mikolajczyk is a financial expert with extensive experience in corporate governance.

CORPORATE GOVERNANCE

Director Independence

Our Board of Directors undertook a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our Board of Directors determined that Messrs. Aquilano, Caldwell, Mikolajczyk and Spencer, representing four of our five directors, are “independent directors” as defined under the rules of the NASDAQ Stock Market, constituting a majority of our Board of Directors as required by the rules of the NASDAQ Stock Market.

Board of Directors Leadership Structure

Our Board of Directors is led by an independent Chairman, Mr. Aquilano. Our Chief Executive Officer, Mr. Weissman, is the only member of the Board of Directors who is not an independent director. The Board has determined that having an independent Chairman is in the best interest of the Company’s stockholders at this time. The Board believes that this leadership structure is appropriate because it strikes an effective balance between management and independent director participation in the Board process. The independent Chairman role allows our Chief Executive Officer to focus on his management responsibilities in leading the business, setting the strategic direction of the Company and optimizing the day-to-day performance and operations of the Company. At the same time, the independent Chairman can focus on Board leadership, providing guidance to the Chief Executive Officer and the Company’s overall business strategy. The Board believes that the separation of functions between the Chief Executive Officer and Chairman of the Board provides independent leadership of the Board in the exercise of its management oversight responsibilities, increases the accountability of the Chief Executive Officer and creates transparency into the relationship among executive management, the Board of Directors and the stockholders. The independent Chairman regularly presides at executive sessions of the independent directors, without the presence of management. We have maintained this leadership structure since our inception.

Board of Directors Oversight of Risk

Our executive management team is responsible for our day-to-day risk management activities. The Board of Directors oversees these risk management activities, delegating its authority in this regard to the standing committees of the Board of Directors. The Audit Committee is responsible for discussing with executive management policies with respect to financial risk and enterprise risk management. The Audit Committee also oversees the Company’s corporate compliance programs. The Compensation Committee considers risk in connection with its design of compensation programs for our executives. The Nominating and Governance Committee reviews the Company’s corporate governance principles and their implementation. Each committee regularly reports to the Board of Directors. In addition to each committee’s risk management oversight, the Board of Directors regularly engages in discussions of the most significant risks that the Company is facing and how these risks are being managed.

The Board of Directors believes that each committee’s risk oversight function, together with the efforts of the full Board of Directors and the Chief Executive Officer in this regard, enables the Board of Directors to effectively oversee the Company’s risk management activities.

Committees of the Board of Directors and Meetings

Our Board of Directors has established three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Described below are the membership and principal responsibilities of all of the standing committees of the Board of Directors, as well as the number of meetings held during fiscal year 2015. Each of these committees is composed entirely of non-employee directors who have been determined by our Board of Directors to be independent under the current requirements of the NASDAQ Stock Market and the rules and regulations of the SEC. Each committee operates under a charter approved by the Board of Directors setting out the purposes and responsibilities of the committee. All committee charters are available for review on our website, http://ir.rubicontechnology.com/govdocs.aspx?iid=4384786. The information contained on our website is not a part of this proxy statement and shall not be deemed incorporated by reference into this proxy statement or any other public filing made by us with the SEC.

The Board of Directors held six meetings during fiscal year 2015. Each of our directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the committees on which he served during 2015. Our non-employee directors meet regularly without our Chief Executive Officer present.

Audit Committee

Don N. Aquilano, Michael E. Mikolajczyk and Raymond J. Spencer serve on our Audit Committee. Mr. Mikolajczyk is the chairman of our Audit Committee. Our Board of Directors has determined that each member of our Audit Committee meets the requirements for financial sophistication and independence for Audit Committee membership under the current requirements of the NASDAQ Stock Market and SEC rules and regulations. Our Board of Directors has also determined that Mr. Mikolajczyk is an “audit committee financial expert” as defined in the SEC rules. The Audit Committee’s responsibilities include, but are not limited to:

•	selecting and hiring our independent registered public accounting firm, and approving the audit and permitted non-audit services to be performed by our independent registered public accounting firm;

•	evaluating the qualifications, experience, performance and independence of our independent registered public accounting firm;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	reviewing the adequacy, effectiveness and integrity of our internal control policies and procedures;

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discussing the scope and results of the audit with the independent registered public accounting firm and reviewing with management and the independent registered public accounting firm our interim and year-end operating results;

•	preparing the Audit Committee report required by the SEC in our annual proxy statement; and

•	overseeing management with respect to enterprise and financial risk management.

Our Audit Committee held nine meetings during fiscal year 2015.

Compensation Committee

Donald R. Caldwell, Michael E. Mikolajczyk and Raymond J. Spencer serve on the Compensation Committee. Mr. Caldwell is the chairman of our Compensation Committee. The Compensation Committee’s responsibilities include, but are not limited to:

•	reviewing and approving our Chief Executive Officer’s and other executive officers’ annual base salaries and annual bonuses;

•	evaluating and recommending to the Board of Directors incentive compensation plans;

•	overseeing an evaluation of the performance of our executive officers;

•	administering, reviewing and making recommendations with respect to our equity compensation plans;

•	reviewing and making recommendations to the Board of Directors with respect to director compensation; and

•	preparing the Compensation Committee report required by the SEC in our annual proxy statement.

The Compensation Committee may, in its sole discretion, retain or obtain the advice of one or more compensation consultants or other advisors to assist it with these duties. In December 2014, the Compensation Committee engaged the consulting firm of Meridian Compensation Partners, LLC (“Meridian”) to assist us in analyzing our compensation structure and making suggestions for our compensation structure for 2015. The Compensation Committee assessed the independence of Meridian pursuant to the applicable rules of the SEC and the NASDAQ Stock Market and concluded that Meridian did not raise any conflicts of interest for the 2015 year.

Our Compensation Committee held three meetings during fiscal year 2015.

Nominating and Governance Committee

Don N. Aquilano, Donald R. Caldwell and Raymond J. Spencer serve on the Nominating and Governance Committee. Mr. Spencer is the chairman of our Nominating and Governance Committee. The Nominating and Governance Committee’s responsibilities include, but are not limited to:

•	developing and recommending to the Board of Directors criteria for Board of Directors and committee membership;

•	assisting our Board of Directors in identifying prospective director nominees and recommending to the Board of Directors nominees for each annual meeting of stockholders;

•	recommending members for each committee to our Board of Directors;

•	reviewing developments in corporate governance practices and developing and recommending governance principles applicable to our Board of Directors; and

•	overseeing the evaluation of the Board of Directors.

Our Nominating and Governance Committee held three meetings during fiscal year 2015.

Code of Ethics

We have adopted a Code of Ethics that applies to all of our employees, officers and directors. A copy of the Code of Ethics is available on our website at www.rubicontechnology.com, and any waiver from the Code of Ethics will be timely disclosed on the Company’s website as will any amendments to the Code of Ethics. The information found on our website is not part of this proxy statement or any report filed with or furnished to the SEC.

Compensation Committee Interlocks and Insider Participation

None of Messers. Caldwell, Mikolajczyk or Spencer—the members of our Compensation Committee—is currently serving or has previously served as one of our officers or employees. None of our executive officers serve, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Policies and Procedures Governing Director Nominations

The Nominating and Governance Committee considers candidates for nomination to the Board of Directors from a number of sources, including recommendations by current members of the Board of Directors and members of management. Current members of the Board of Directors are considered for re-election unless they have notified us that they do not wish to stand for re-election. The Nominating and Governance Committee will also consider director candidates recommended by our stockholders, although a formal policy has not been adopted with respect to consideration of such candidates because stockholders may nominate director candidates pursuant to our bylaws. Stockholders desiring to submit recommendations for director candidates must follow the following procedures:

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The Nominating and Governance Committee will accept recommendations of director candidates throughout the year; however, in order for a recommended candidate to be considered for nomination for election at an upcoming annual meeting of stockholders, the recommendation must be received by the Secretary of the Company not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the anniversary date of our most recent annual meeting of stockholders, unless the date of the annual meeting is more than 30 days before or more than 60 days after the first anniversary of the preceding year’s annual meeting, in which case notice must be delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which we first publicly announce the date of such annual meeting. If the number of directors to be elected to the Board is increased and the Company does not make public announcement naming all of the nominees for director or specifying the size of the increased Board at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s nomination notice will also be considered timely with respect to nominees for any newly created positions if such notice is delivered to the Secretary not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

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A stockholder making the recommendation must be a stockholder of record at the time of giving of notice, be entitled to vote at the meeting and comply with the notice procedures set forth in the bylaws. Furthermore, this recommendation must be in writing and must include the following initial information: (i) as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person that would be required to be disclosed in proxy solicitations for election of directors in an election contest, or would otherwise be required, in each case pursuant to Regulation 14A under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 14a-11 promulgated under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, the name and address of such stockholder and beneficial owner, and the class and number of shares of the Company that are owned beneficially and of record by such stockholder and beneficial owner. The Nominating and Governance Committee may subsequently request additional information regarding the candidate.

•	Recommendations must be sent by U.S. Mail, courier or expedited delivery service to Mardel A. Graffy, Secretary, Rubicon Technology, Inc., 900 East Green Street, Bensenville, Illinois 60106.

In evaluating nominees for director, the Nominating and Governance Committee is guided by, among other things, the objective that the Board of Directors be composed of qualified, dedicated and highly regarded individuals who have experience relevant to our operations and who understand the complexities of our business environment. See “Proposal 1: Election of Directors” on page 9 for a discussion of the evaluation of director candidates. The Nominating and Governance Committee may also consider other factors such as whether the candidate is independent within the meaning of the listing standards of the NASDAQ Stock Market and whether the candidate meets any additional requirements for service on the Audit Committee. The Nominating and Governance Committee does not intend to evaluate candidates recommended by stockholders any differently than other candidates.

Stockholder Communications with the Board of Directors

Interested parties, including stockholders, may communicate by mail with all or selected members of the Board of Directors. Correspondence should be addressed to the Board of Directors or any individual director(s) or group or committee of directors either by name or title (for example, “Chairman of the Nominating and Governance Committee” or “All Non-Management Directors”). All correspondence should be sent c/o Mardel A. Graffy, Secretary, Rubicon Technology, Inc., 900 East Green Street, Bensenville, Illinois 60106. The Secretary will, in consultation with the appropriate members of the Board as necessary, generally screen out communications from stockholders to identify communications that are (i) commercial, charitable or other solicitations for products, services and funds, (ii) matters of a personal nature not relevant for stockholders, or (iii) matters that are of a type that render them improper or irrelevant to the functioning of the Board and the Company.

Attendance at Annual Meeting

Directors are encouraged, but not required, to attend our annual stockholders’ meeting. All directors attended the 2015 Annual Meeting of Stockholders.

REPORT OF THE AUDIT COMMITTEE

The primary purpose of the Audit Committee is to assist the Board of Directors in its general oversight of Rubicon’s financial reporting process.

Rubicon’s management is responsible for the preparation, consistency, integrity and fair presentation of the financial statements, accounting and financial reporting principles, and systems of internal control and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. Rubicon’s independent registered public accounting firm, Grant Thornton LLP, is responsible for performing independent audits of the financial statements and internal control over financial reporting and issuing its reports thereon.

The Audit Committee conducted its oversight activities in accordance with the duties and responsibilities outlined in the Audit Committee charter. These activities included, but were not limited to, the following during the fiscal year ended December 31, 2015:

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Reviewed and discussed with management and the independent registered public accounting firm the audited financial statements, the quarterly financial statements, and the earnings press releases for the year ended December 31, 2015. Management has the primary responsibility for such financial statements and press releases.

•	Reviewed with management and the independent registered public accounting firm management’s annual report on internal controls over financial reporting.

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Discussed with the independent registered public accounting firm the matters requiring discussion by the statement on Auditing Standards No. 16, as amended (“Communication with Audit Committees”), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

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Received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm its independence.

In reliance on the committee’s review and discussions of the matters referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements and management’s annual report on internal controls over financial reporting be included in Rubicon’s Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2015.

Michael E. Mikolajczyk, Chairman

Don N. Aquilano

Raymond J. Spencer

The foregoing Audit Committee Report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

DIRECTOR COMPENSATION

Directors who are our employees or employees of our subsidiaries receive no remuneration for serving as directors. All non-employee directors receive an annual fee of $70,000, plus $5,500 per year for service on the Audit Committee, $2,750 per year for service on the Compensation Committee, and $3,250 per year for service on the Nominating and Governance Committee. The Chairman of the Board of Directors receives an additional annual fee of $110,000. The chairs of the Audit, Compensation and Nominating and Governance Committees receive, per year, $11,750, $6,000 and $5,000, respectively, in each case in lieu of committee service compensation. No additional payment is made for meeting attendance. In addition, for 2015, each of Messrs. Aquilano, Mikolajczyk and Spencer received $20,000 in cash and a restricted stock award with a value of $20,000 for their service on a special committee. For 2015, half of each director’s fees was paid in cash and the other half was paid in equity. Cash fees are paid in quarterly installments. Equity-based fees are paid in restricted stock which vests in four equal installments at the end of each calendar quarter. We also have a policy of reimbursing directors for travel, lodging and other reasonable expenses incurred in connection with their attendance at Board or committee meetings or conducting Company business.

The following table sets forth information regarding the aggregate compensation we paid to the non-employee members of our Board of Directors for fiscal 2015:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)		Total ($)
Don N. Aquilano	114,379	114,373	(2)	228,752
Donald R. Caldwell	39,628	39,622	(3)	79,250
Michael E. Mikolajczyk	62,252	62,248	(4)	124,500
Raymond J. Spencer	61,628	61,622	(5)	123,250

(1)	Amounts reflect the aggregate grant date fair value of the restricted stock awards granted in 2015 in accordance with FASB ASC Topic 718, as discussed in Note 6 to our financial statements included in our Annual Report on Form 10-K, as amended, for the year ended December 31, 2015.

(2)	On January 1, 2015, we granted Mr. Aquilano 25,027 shares of restricted stock, which vested in four equal installments at the end of each quarter of 2015, beginning with the quarter ending March 31, 2015. As of December 31, 2015, Mr. Aquilano held options with respect to 117,570 shares.
(3)	On January 1, 2015, we granted Mr. Caldwell 8,670 shares of restricted stock, which vested in four equal installments at the end of each quarter of 2015, beginning with the quarter ending March 31, 2015. As of December 31, 2015, Mr. Caldwell held options with respect to 17,587 shares. All equity compensation awarded to Mr. Caldwell is held for the benefit of Cross Atlantic Technology Fund II, L.P., The Co-Investment 2000 Fund, L.P. and Cross Atlantic Capital Partners, Inc. Cross Atlantic Capital Partners, Inc. is 100% controlled by Mr. Caldwell.
(4)	On January 1, 2015, we granted Mr. Mikolajczyk 13,621 shares of restricted stock, which vested in four equal installments at the end of each quarter of 2015, beginning with the quarter ending March 31, 2015. As of December 31, 2015, Mr. Mikolajczyk held options with respect to 19,491 shares.
(5)	On January 1, 2015, we granted Mr. Spencer 13,484 shares of restricted stock, which vested in four equal installments at the end of each quarter of 2015, beginning with the quarter ending March 31, 2015. As of December 31, 2015, Mr. Spencer held options with respect to 16,588 shares.

The value of the annual and committee fees payable to our directors remains unchanged in 2016 but each of the directors received such fees in the form of restricted stock awards rather than receiving a portion of such fees in cash. The restricted stock awards vest in four equal installments at the end of each calendar quarter in 2016. The Board of Directors determined that their 2016 fees would be paid solely in the form of equity in order to preserve cash and in light of the Company’s objective to become cash flow positive, which further aligns their interests with those of the Company’s stockholders.

EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

The following table sets forth certain information concerning each of our executive officers. These executive officers also constitute our “named executive officers” for 2015.

Name	Age	Position
William F. Weissman	57	President, Chief Executive Officer and Director
Mardel A. Graffy	56	Chief Financial Officer, Treasurer and Secretary
Hany Tamim	49	Chief Operating Officer

William F. Weissman has served as our President, Chief Executive Officer and as a member of our Board of Directors since December 2014. Prior to that, Mr. Weissman served our Chief Financial Officer, Treasurer and Secretary after joining us in July 2007. From 1995 to 2007, Mr. Weissman served in various capacities at Kanbay International, Inc., an information technology services firm, including chief financial officer, vice president, executive vice president and secretary. Additionally, Mr. Weissman served as a manager of Kanbay LLC, Kanbay International, Inc.’s immediate predecessor company, from December 1997 to August 2000. Mr. Weissman has also held various finance positions at Lockheed Electronics and Airco BOC. Mr. Weissman is a certified public accountant and holds a BA in business administration from Seton Hall University.

Mardel A. Graffy has served as our Chief Financial Officer, Treasurer and Secretary since December 2014. Prior to that, Ms. Graffy served as our Vice-President of Financial Operations from September 2014 to December 2014, our Vice-President of Finance from July 2008 to September 2014, our Controller from July 2007 to July 2008 and our Director of Finance from January 2005 to July 2007. From 1987 to 2004 she served in various capacities at FMC/FMC Technologies, Inc., a world leader among producers of chemicals and machinery for industry and agriculture, including project and reporting manager, employee service center controller and pension benefit manager, and consolidation and financial reporting manager. From 1982 to 1987 she was with KPMG, a public accounting firm. Ms. Graffy is a certified public accountant and holds a BS in accounting and business administration from Illinois State University.

Hany Tamim has served as our Chief Operating Officer since joining us in October 2015. From 2014 until September 2015, he served as managing director and principal consultant for Tamim Asia Consultants, a multi-discipline consulting firm. From 2009 to 2014, he served as the senior corporate director, global cost management for Sun Edison Inc./MEMC Electronic Materials Inc., a global renewable energy company, where he was responsible for the cost management and operational efficiency for nine manufacturing plants in the U.S., Europe and Asia. From 1996 to 2009 Mr. Tamim served in various capacities with Sun Edison Inc./MEMC Electronic Materials Inc., including director and plant manager, managing director, technology manager and engineering manager. Mr. Tamim holds an MS in engineering and a BS in mechanical engineering, both from the University of North Carolina.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis of compensation arrangements of our named executive officers for 2015 should be read together with the compensation tables and related disclosures set forth below.

Executive Summary

Our compensation programs are intended to align our named executive officers’ interests with those of our stockholders by rewarding performance that meets or exceeds the goals the Compensation Committee establishes with the objective of increasing stockholder value. Consistent with our pay for performance philosophy, the total compensation received by our named executive officers will vary based on individual and corporate performance measured against annual and long-term performance goals. Our named executive officers’ total compensation is comprised of a mix of base salary, annual incentive compensation and long-term incentive awards.

Below is a comparison of 2015 and 2014 revenue and earnings, which are key metrics on which the Compensation Committee measures management performance. Please see “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in our Annual Report on Form 10-K, as amended, for the year ended December 31, 2015, for a more detailed description of our fiscal year 2015 financial results.

	Year Ended December 31, 2015	Year Ended December 31, 2014
Revenue (in millions)	$23.8	$45.7
Net loss (in millions)	$(77.8)	$(44.0)
Diluted loss per share	$(2.98)	$(1.70)

Our financial performance is a key factor in the compensation decisions and outcomes for the fiscal year. In 2015 and 2014, executive officers were awarded no bonuses as threshold performance levels were not achieved.

We believe that the compensation of our executive officers should facilitate the achievement of short-term corporate goals as well as the performance of long-term business objectives. It is the responsibility of the Compensation Committee of our Board of Directors to administer our compensation practices to ensure that they are competitive and include incentives which are designed to appropriately drive corporate performance. Our Compensation Committee reviews and approves all of our compensation policies, including executive officer salaries, bonuses and equity incentive compensation.

We endeavor to maintain a high level of corporate governance over our executive pay programs. The following policies were in effect during 2014 and remained in effect in 2015:

•	No significant perquisites offered: Our executives participate in broad-based Company-sponsored programs on the same basis as other full-time employees.

•	Separation of governance positions: In line with corporate governance best practices, we have separated the roles of Chairman of the Board of Directors and Chief Executive Officer.

•	No SERPs: Our executives participate in the same retirement plan generally available to other full-time employees, and we do not offer supplemental executive retirement programs to our executives.

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Executive ownership guidelines: We have implemented stock ownership guidelines for our executive officers, which are more fully described in “Elements of Our Executive Compensation Programs—Stock ownership guidelines” below.

•	No excise tax gross-ups: We do not provide change in control excise tax gross-ups in any of our executive employment agreements or compensation plans.

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Independence of executive compensation consultant: The compensation consultant used by the Compensation Committee in 2015 did not provide any services to management and had no prior relationship with our named executive officers. The Compensation Committee also assessed the independence of the consultant pursuant to the applicable rules of the SEC and the NASDAQ Stock Market and concluded that the consultant did not raise any conflicts of interest for the 2015 year.

Objectives of Our Executive Compensation Programs

Our compensation programs for our named executive officers are designed to achieve the following objectives:

•	attract and retain talented and experienced executives in our industry;

•	motivate and reward executives whose knowledge, skills and performance are critical to our success;

•	align the interests of our executives and stockholders, by encouraging executives to increase long-term stockholder value and rewarding executives when stockholder value increases; and

•	motivate our executives to manage our business to meet our short-term and long-term corporate goals and business objectives, and reward them for meeting these objectives.

We use a mix of short-term compensation in the form of base salaries and cash incentive bonuses and long-term compensation in the form of equity incentive compensation to provide a total compensation structure that is designed to encourage our executives to achieve these objectives.

Determining Executive Compensation

The Compensation Committee is responsible for developing, administering and interpreting the compensation program for executive officers and other key employees. Our Compensation Committee was appointed by our Board of Directors and consists entirely of directors who are “outside directors” for purposes of Section 162(m) of the Code, and “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

The Compensation Committee may delegate some or all of its responsibilities to one or more subcommittees whenever necessary to comply with any statutory or regulatory requirements or otherwise deemed appropriate by the committee. The Compensation Committee has the authority to retain consultants and other advisors to assist with its duties and has sole authority to approve the fees and other retention terms of such consultants and advisors.

Historically, our Chief Executive Officer has made recommendations to the Compensation Committee regarding the salaries, bonus arrangements and equity grants, if any, for all key employees other than himself. For executive officers whose bonus awards are based partly on individual performance, the Chief Executive Officer’s evaluation of such performance is provided to and reviewed by the Compensation Committee. Based on the foregoing, the Compensation Committee uses its judgment in making compensation decisions that will best carry out our philosophy and objectives for executive compensation. The Compensation Committee also reviews the performance of the Chief Executive Officer and sets his compensation consistent with our philosophy. The Chief Executive Officer does not participate in, and is not present for, deliberations or decisions concerning his compensation.

Within the context of the overall objectives of our compensation programs, we determined the specific amounts of compensation to be paid to each of our executives in 2015 based on a number of factors, including, but not limited to:

•	the roles and responsibilities of our executives;

•	the individual experience and skills of our executives;

•	the amounts of compensation being paid to our other executives;

•	the performance of the Company against targets pre-established by the Board of Directors;

•	our executives’ historical compensation at our Company; and

•	our understanding of the amount of compensation generally paid by similarly situated companies to their executives with similar roles and responsibilities.

In evaluating the compensation generally paid by similarly situated companies, our Compensation Committee has obtained guidance on appropriate executive compensation practices from executive search firms in the course of recruiting executives for Rubicon. In addition, we have historically taken into account available data relating to the compensation practices of other companies within and outside our industry. In December 2014, the Compensation Committee engaged the consulting firm of Meridian Compensation Partners, LLC (Meridian) to assist us in analyzing our compensation structure and making suggestions for our compensation structure for 2015. Meridian provided advice to the Compensation Committee regarding proposed 2015 compensation levels and severance benefits for Mr. Weissman and Ms. Graffy based on their new positions. Although the Compensation Committee uses the information from Meridian and industry group surveys, the Compensation Committee makes all final decisions regarding the appropriate compensation for our executives. The peer group used for purposes of developing and assessing these executives’ compensation levels for 2015 consisted of the following six companies: Advanced Analogic Tech; Bolt Technology Corp; Cascade Microtech Inc.; Lighting Sciences Group; MIPS Technologies Inc.; and Supertex Inc.

Stockholder Say on Pay

At our 2014 Annual Meeting of Stockholders, our stockholders approved, on an advisory basis, our executive compensation program with approximately 98% support. Taking into account the favorable outcome of our stockholder advisory approval vote at the 2014 Annual Meeting of Stockholders, we did not make specific changes to our executive compensation program in 2015. We will continue to take into account the result of future stockholder advisory votes when reviewing and monitoring our compensation program and structure.

At our 2011 Annual Meeting of Stockholders, our stockholders approved a three-year frequency of stockholder advisory voting to approve our executive compensation with approximately 54% support. In accordance with the voting results, we provide our stockholders with an opportunity to cast an advisory vote on executive compensation every three years.

Elements of Our Executive Compensation Programs

Our executive compensation primarily consists of base salary, cash incentive and discretionary bonuses, equity-based incentives and benefit programs. We believe it is important that the interests of our executives are aligned with those of our long-term stockholders; therefore, equity incentive compensation constitutes a significant portion of our total executive compensation.

We discuss each of the primary elements of our executive compensation in detail below. While we have identified particular compensation objectives that each element of executive compensation serves, our compensation programs are designed to complement each other and collectively serve all of our executive compensation objectives described above.

Annual cash compensation

Base salary. Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team when considered in combination with the performance-based and other components of our compensation program. The base salary of each executive officer is reviewed annually to determine if it is equitably aligned with our other executive officers and is at a sufficient level to attract and retain top talent. Salaries are adjusted to reflect individual roles and performance and may be increased at other times if a change in the scope of the officer’s responsibilities justifies such consideration or in order to maintain salary equity among executive officers. We believe that a competitive base salary is a necessary element of any compensation program designed to attract and retain talented and experienced executives. We also believe that attractive base salaries can serve as an effective reward for the executives’ overall performance.

Pursuant to the terms of their employment agreements, the annual base salaries for 2015 for Mr. Weissman, Ms. Graffy and Mr. Tamim were $300,000, $200,000 and $225,000, respectively. We formally evaluate executive performance on an annual basis, and these evaluations are one of the factors considered in making adjustments to base salaries. In connection with their promotions to new positions in December 2014, (i) Mr. Weissman’s base salary increased from $233,950 to $300,000, and (ii) Ms. Graffy’s base salary increased from $158,970 to $200,000. After consideration of the Company’s performance within our industry, the base salaries for our named executive officers were not increased in 2015.

Cash incentive bonuses. The primary objectives of our incentive bonus plan are to provide an incentive for superior work, to motivate our executives toward even higher achievement and business results, to tie our executives’ goals and interests to ours and our stockholders’ and to enable us to attract and retain highly qualified individuals. These targets are typically set in the first three months of the year. The targets under our incentive bonus plan are mutually agreed upon by the independent directors and each of the executives. For 2015, Mr. Weissman was entitled to receive a bonus of up to one-half of his base salary and Ms. Graffy and Mr. Tamim were entitled to receive a bonus of up to 30% of their base salaries, in each case based on our achieving the following pre-determined targets. Fifty percent (50%) of the bonus would be paid if the Company’s operations had been cash flow positive (the “Cash Flow Target”), meaning that the Company was cash flow positive for the fourth quarter of 2015 and was reasonably expected to be cash flow positive in 2016. If, and only if the Cash Flow Target had been achieved, then the remaining 50% of the target bonus could have been achieved based upon the following performance goals: an additional 25% of the target bonus would be paid if the Company’s patterned sapphire wafer (“PSS”) infrastructure was running at full capacity, 15% of the target bonus would be paid if the Company had generated revenue from sales of Sapphire on Glass (“SoG”) and had satisfactorily completed the proof of concept work on its near-net shape pure sapphire products, and 10% of the target bonus would be paid if the run rate of annualized revenue from the Company’s optical business for 2015, based on revenue recognized in the fourth quarter of 2015, was at least 50% greater than the revenue recognized in 2014, and such run rate was reasonably expected to continue at such level or greater for 2016. The 2015 Cash Flow Target was not achieved and, therefore, no incentive cash bonuses were paid to executive officers for fiscal 2015.

The Compensation Committee believed the targets described above were the most appropriate criteria to determine the value of our executives’ efforts and considering current and projected market conditions. After evaluating which key milestones were likely to provide the Company with a significantly enhanced market position, the Cash Flow Target was chosen as the applicable threshold performance measure to govern payment of the cash incentive bonuses and the vesting of the restricted stock units (discussed below).

Signing bonus

In connection with Mr. Weissman’s appointment as Interim Chief Executive Officer and President in September 2014, the Board of Directors approved a $100,000 cash bonus payable to Mr. Weissman, with $50,000 payable on the date of the Company’s next regular payroll and the remaining $50,000 payable on the earlier of (i) the six (6) month anniversary of Mr. Weissman’s appointment or (ii) such time as the Company hires a new Chief Executive Officer. The second half of the signing bonus was paid in March 2015.

Equity incentive compensation

In 2008, our Board of Directors adopted a policy generally to grant equity awards to executives once per year to the extent equity awards are to be granted during such year (except in the case of newly hired executives, as described below). With respect to newly hired executives, our practice is typically to make equity grants at the first meeting of the Board of Directors following such executive’s hire date. We do not have any program, plan or practice to time equity awards in coordination with the release of material non-public information.

On February 18, 2015, the Company entered into employment agreements with Mr. Weissman and Ms. Graffy. Pursuant to the terms of their employment agreements, Mr. Weissman was granted restricted stock units valued at $100,000 and Ms. Graffy was granted restricted stock units valued at $50,000. The vesting condition metrics of the restricted stock units were determined by the Compensation Committee. Fifty percent (50%) of the restricted stock units would have vested if the Company’s operations had satisfied the Cash Flow Target (described above within the Cash Incentive Bonus). If, and only if the Cash Flow Target had been achieved, then the remaining 50% of the restricted stock units would have been eligible to vest as follows: 25% of the restricted stock units would have vested if the Company’s PSS infrastructure was running at full capacity, 15% of the restricted stock units would have vested if the Company had generated revenue from sales of SoG and had satisfactorily completed the proof of concept work on its near-net shape pure sapphire products, and 10% of the restricted stock units would have vested if the run rate of annualized revenue from the Company’s optical business for 2015, based on revenue recognized in the fourth quarter of 2015, was at least 50% greater than the revenue recognized in 2014, and such run rate was reasonably expected to continue at such level or greater for 2016. The 2015 Cash Flow Target was not achieved and, as a result, the restricted stock unit awards were forfeited by Mr. Weissman and Ms. Graffy.

In addition, pursuant to the terms of their employment agreements, options to purchase shares of Company common stock were granted to Mr. Weissman and Ms. Graffy on December 1, 2015. For Mr. Weissman, the number of options granted reflected the number of whole options nearest the target value of $250,000 determined using the fair market value per share as of the date of grant. On December 1, 2015, Mr. Weissman’s employment agreement was amended to reduce the value of the option grant to ensure that the number of shares subject to the option grant was within the annual grant limitations as set forth in the Rubicon Technology, Inc. 2007 Stock Incentive Plan, as amended and restated effective March 23, 2011 (the “2007 Plan”). For Ms. Graffy, the number of options granted reflected the number of whole options nearest the target value of $100,000 determined using the fair market value per share as determined as of date of grant. Each option grant had a ten-year term, an exercise price equal to the closing price of the Company’s common stock on the date prior to the date of grant and provided for vesting in four equal annual installments.

On October 31, 2015, the Company entered into a letter of appointment with Mr. Tamim. Upon the execution of the letter of appointment, the Company’s Board of Directors granted to Mr. Tamim options to purchase 30,000 shares of the Company common stock under the 2007 Plan. The options were granted with a ten-year term, with an exercise price equal to the closing price of the Company’s common stock on the date prior to the date of grant and vest in four equal annual installments. On November 1, 2015, the Company granted Mr. Tamim 50,000 restricted stock units under the 2007 Plan. The restricted stock units vest ratably over a three-year period and vest immediately upon a change in control.

The 2015 stock option and restricted stock unit grants were made pursuant to our 2007 Plan, which was adopted by our Board of Directors and our stockholders in connection with our initial public offering. The 2007 Plan permits the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards and bonus shares. The 2007 Plan replaced the Rubicon Technology, Inc. 2001 Equity Plan, as amended (the “2001 Plan”), effective upon the consummation of our initial public offering.

Stock ownership guidelines

On September 18, 2012, the Compensation Committee approved stock ownership guidelines for executive officers of the Company. Under the stock ownership guidelines, the executive officers are expected to hold common stock with a value equal to a designated multiple of annual base salary. The Chief Executive Officer target share ownership level is a value equal to three times his annual base salary and the Chief Financial Officer and other executive officers target share ownership level is one times their annual base salary. The executive officers are to comply within five years from the date the guidelines become applicable to them. Shares that count toward satisfaction of the stock ownership guidelines include:

•	shares owned outright;

•	in-the-money value of vested stock options;

•	unvested restricted stock;

•	restricted stock units; and

•	vested shares in 401(k) plan.

As of December 31, 2015, due to the significant drop in the Company’s share price (and in Mr. Tamim’s case, the fact that he was only recently hired), none of our named executive officers met the targeted stock ownership guidelines. Per the guidelines, Mr. Weissman has until September 2017, Ms. Graffy has until December 2019 and Mr. Tamim has until October 2020 to come into compliance with the guidelines.

Benefits

All of our executive officers are eligible for benefits offered to employees generally, including life, health, disability and dental insurance and our 401(k) plan. Consistent with our compensation philosophy, we intend to continue to maintain our current benefits for our executive officers. The Compensation Committee, in its discretion, may revise the executive officers’ benefits if it deems it advisable.

Severance and change in control arrangements

In February 2015, we entered into employment agreements with Mr. Weissman and Ms. Graffy outlining the terms and conditions of their employment in their new positions with the Company. We also entered into a letter of agreement with Mr. Tamim upon his appointment in October 2015 outlining the terms and conditions of his employment.

These employment agreements provide various benefits triggered by such employment-related actions as termination without cause, resignation with good reason and/or termination without cause following a change in control. Such benefits may include salary continuation, bonuses, lump sum severance and/or the acceleration of equity award vesting. See “—Potential Payments Upon Termination of Employment” below for a description of the severance and change in control arrangements for our named executive officers.

In addition, each of our equity incentive plans provides for a potential acceleration of vesting of outstanding awards in the event that we undergo a change in control, as defined in such plans. The 2007 Plan provides that in the event of change in control, each outstanding award will be treated as the Compensation Committee determines, including that the successor corporation or its parent or subsidiary may be required to assume or substitute an equivalent award for each outstanding award. The Compensation Committee is not required to treat all awards similarly. If there is no assumption or substitution of outstanding awards, the award recipient will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, all restrictions on restricted stock and restricted stock units will lapse and all performance goals or other vesting requirements for performance awards will be deemed achieved at 100% of target levels and all other terms and conditions will be deemed met. If an option or stock appreciation right is not assumed or substituted, the Compensation Committee will provide notice to the award recipient that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the Compensation Committee in its discretion, and the option or stock appreciation right will terminate upon the expiration of such period. Under the 2007 Plan, a “change in control” is deemed to occur when (i) a person becomes the beneficial owner (directly or indirectly) of at least 50% of the voting power represented by the Company’s outstanding voting securities, (ii) the Company sells or disposes of all or substantially all of its assets, (iii) the composition of the Board of Directors changes within a two-year period resulting in fewer than a majority of the directors being “incumbent directors” (as defined in the 2007 Plan), or (iv) a merger or consolidation of the Company is consummated with any other corporation resulting in the voting securities of the Company outstanding immediately prior thereto representing (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) less than 50% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

In setting the terms of and determining whether to approve these severance and change in control arrangements, our Compensation Committee or Board of Directors, as applicable, recognized that executives often face challenges securing new employment following a termination of their existing employment and that distractions created by uncertain job security may have a detrimental impact on their performance. None of the foregoing benefits is triggered by a change in control unless the named executive officer’s employment is terminated without cause following such change in control or the award is not assumed, or an equivalent right substituted, by the successor corporation. We believe the acceleration of option vesting under such circumstances is appropriate to preserve the benefit intended to be provided to the executive while avoiding the acceleration of benefits where the executive is enjoying a continuation of the same or comparable benefit following the change in control. The levels of severance benefits were set based on our Board of Directors’ collective experience and insight regarding severance benefits offered to executives at comparable companies.

Effect of accounting and tax treatment on compensation decisions

In the review and establishment of our compensation programs, we consider the anticipated accounting and tax implications to us and our executives. In this regard, we began utilizing restricted stock and/or restricted stock units as additional forms of equity compensation incentives in fiscal 2015 in response to changes in the accounting treatment of equity awards under FASB ASC Topic 718 Stock Compensation. While we consider the applicable accounting and tax treatment, these factors alone are not dispositive, and we also consider the cash and non-cash impact of the programs and whether a program is consistent with our overall compensation philosophy and objectives.

Section 162(m) of the Code imposes a limit on the amount of compensation that we may deduct in any one year with respect to our Chief Executive Officer and each of our next three most highly compensated executive officers other than our Chief Financial Officer, unless certain specific and detailed criteria are satisfied. Performance-based compensation, as defined in the Code, is fully deductible if the programs are approved by stockholders and meet other requirements. We will continue to assess the impact of Section 162(m) on our compensation practices and determine whether to qualify equity and cash awards as performance-based compensation.

COMPENSATION COMMITTEE REPORT

As detailed in its charter, the Compensation Committee of the Board of Directors oversees Rubicon’s executive compensation program on behalf of the Board of Directors. In the performance of this function, the Compensation Committee, among other things, reviewed and discussed with management the Compensation Discussion and Analysis included in this report and in Rubicon’s definitive proxy statement for its 2016 annual meeting of stockholders. Based upon the review and discussions referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Rubicon’s Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2015, and its definitive proxy statement for the 2016 annual meeting of stockholders.

Compensation Committee

Donald R. Caldwell, Chairman

Michael E. Mikolajczyk

Raymond J. Spencer

COMPENSATION RISKS

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. In addition, the Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks.

The Compensation Committee reviewed the elements of executive compensation to determine whether any portion of executive compensation encouraged excessive risk taking and concluded:

•	significant weighting towards equity incentive compensation discourages short-term risk taking;

•	a substantial portion of equity incentive compensation is based on time vesting in addition to any performance vesting, which discourages short-term risk taking; and

•	cash incentive bonus awards are capped by the Compensation Committee and awards for exceeding targets are discretionary.

SUMMARY COMPENSATION TABLE

The table below sets forth, for the 2015, 2014, and 2013 calendar years (as applicable to each officer’s service as one of our named executive officers), the compensation earned by our President and Chief Executive Officer, our Chief Financial Officer and our Chief Operating Officer. Such persons are referred to herein as our “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards(3) ($)	Option Awards(3) ($)	Total ($)
William F. Weissman	2015	302,414	50,000	(1)	99,999	159,492	611,905
President and Chief	2014	243,056	50,000	(2)	93,750	427,850	814,656
Executive Officer	2013	233,950	—		132,678	125,000	491,628

Mardel A. Graffy	2015	201,644	—		50,000	100,000	351,644
Chief Financial Officer	2014	165,191	—		39,742	82,252	287,185

Hany Tamim(4)	2015	49,597	—		56,500	18,916	125,013
Chief Operating Officer

(1)	On March 17, 2015, the Company granted Mr. Weissman a $50,000 cash bonus in consideration of his service as the interim Chief Executive Officer. This reflects 50% of the signing bonus described above within the “Compensation Discussion and Analysis.”
(2)	On September 17, 2014, the Company granted Mr. Weissman a $50,000 cash bonus upon his appointment as interim Chief Executive Officer. This reflects the remaining 50% of the signing bonus described above within the “Compensation Discussion and Analysis.”
(3)	Amounts represent the full grant date fair value of the stock option awards, restricted stock awards and restricted stock units granted in 2015, 2014 and 2013, calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used in calculating the grant date fair value of the stock option awards and restricted stock unit awards in 2015, please see Note 7 to the Company’s consolidated financial statements in our Annual Report on Form 10-K, as amended, for the year ended December 31, 2015. The restricted stock units granted to Mr. Weissman and Ms. Graffy in 2015 were forfeited in March 2016 because the Cash Flow Target performance goal was not achieved; accordingly, the value in the table appears to overstate the compensation to Mr. Weissman and Ms. Graffy in 2015.
(4)	Reflects Mr. Tamim’s compensation after joining us as Chief Operating Officer in October 2015.

2015 GRANTS OF PLAN-BASED AWARDS

The following table provides information for each of the Company’s named executive officers regarding 2015 plan-based awards, including annual and long-term incentive award opportunities.

Name	Grant Date	Type of Award	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards		Estimated Possible Payouts Under Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards(3) ($)/sh	Closing Market Price of Shares Subject to Options on the Grant Date ($)	Grant Date Fair Value of Stock and Option Awards(4) ($)
			Threshold(1) ($)	Maximum(1) ($)	Threshold(2) (#)	Maximum(2) (#)
William F. Weissman	—	Annual Incentive Award	75,000	150,000			—	—	—	—	—
	February 18, 2015	Restricted Stock Units	—	—	11,111	22,222	—				99,999
	December 1, 2015	Stock Options	—	—				277,778	1.00	0.99	159,492
Mardel A. Graffy	—	Annual Incentive Award	30,000	60,000			—	—	—	—	—
	February 18, 2015	Restricted Stock Units	—	—	5,556	11,111	—	—	—	—	50,000
	December 1, 2015	Stock Options	—	—				174,165	1.00	0.99	100,000
Hany Tamim	—	Annual Incentive Award	5,625	11,250			—	—	—	—	—
	October 31, 2015	Stock Options	—	—				30,000	1.10	1.10	18,916
	November 1, 2015	Restricted Stock Units	—	—			50,000	—	—	—	56,500

(1)	Amounts shown in the “threshold” column represent the amounts that would have been payable under our incentive bonus plan if just the Cash Flow Target was met. Under the terms of the awards, no cash incentive bonus could be earned unless the Cash Flow Target was met. Amounts shown in the “maximum” column represent the amounts that would have been payable under such plan if all of the targets had been met. Because the Cash Flow Target was not met, no cash incentive bonuses were paid to executives for fiscal 2015.
(2)	Amounts shown in the “threshold” column represent the potential number of restricted stock units that would have vested if just the Cash Flow Target was met. Under the terms of the awards, none of the restricted stock units would vest unless the Cash Flow Target was met. Amounts shown in the “maximum” column represent the potential number of restricted stock units that would have vested if all of the targets had been met. Because the Cash Flow Target was not met, none of the restricted stock units vested in fiscal 2015.
(3)	Exercise price of option awards are based on the closing price on NASDAQ of the Company’s common stock on the day before the grant date.
(4)	Values for restricted stock unit awards are based on the closing price of a share of our common stock on the day before the grant date. Values for stock option awards are based on the grant date value calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used in calculating the grant date fair value of the restricted stock and stock option awards, please see Note 7 to the Company’s consolidated financial statements in our Annual Report on Form 10-K, as amended, for the year ended December 31, 2015.

Discussion of Summary Compensation and Grants of Plan-Based Awards Tables

Our executive compensation policies and practices, pursuant to which the compensation set forth in the “Summary Compensation Table” and the “2015 Grants of Plan-Based Awards” table was paid or awarded, are described above under “Compensation Discussion and Analysis.”

OUTSTANDING EQUITY AWARDS AT 2015 FISCAL YEAR-END

The following table sets forth our outstanding equity awards as of December 31, 2015.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Units That Have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Units That Not Vested ($)
William F. Weissman	1,514		—		8.45	June 18, 2017
	95,174		—		8.45	August 29, 2017
	75,000		—		4.01	February 27, 2019
	50,000		—		19.21	December 8, 2019
	50,000		—		19.21	December 8, 2019
	23,455		—		7.97	July 1, 2023
	62,500	(1)	37,500		5.20	September 16, 2024
	—		277,778	(2)	1.00	November 30, 2025
											22,222	(3)	25,333	(9)

Mardel A. Graffy	1,923		—		0.78	June 30, 2016
	3,846		—		8.45	June 18, 2017
	7,692		—		8.45	August 29, 2017
	10,000		—		18.50	December 2, 2017
	30,000		—		4.01	February 27, 2019
	15,000		—		32.67	June 22, 2020
	15,000		—		10.19	December 13, 2021
	6,250	(4)	18,750	(4)	5.12	September 19, 2024
	—		174,165	(2)	1.00	November 30, 2025
							2,311	(5)	2,634	(9)
							5,980	(6)	6,817	(9)
											11,111	(3)	12,667	(9)

Hany Tamim	—		30,000	(7)	1.10	October 31, 2025
							50,000	(8)	57,000	(9)

(1)	The stock options vest in equal quarterly installments over a period of two years with the first vesting date on December 31, 2014, provided that Mr. Weissman remains employed with us through such vesting dates.
(2)	The stock options vest in equal annual installments over a period of four years with the first vesting date on December 1, 2016, provided that the executive remains employed with us through the applicable vesting dates.
(3)	The restricted stock units were subject to the Cash Flow Target performance goal. This goal was not achieved as of December 31, 2015 and the restricted stock units were forfeited on March 14, 2016. The awards were reported in this table as outstanding on December 31, 2015 because the forfeiture did not occur until the 2016 year.
(4)	The stock options vest in equal annual installments over a period of four years with the first vesting date on September 19, 2015, provided that Ms. Graffy remains employed with us through the applicable vesting dates.
(5)	The restricted stock units vest in equal annual installments over a period of four years with the first vesting date on November 1, 2014, provided that Ms. Graffy remains employed with us through the applicable vesting dates.
(6)	The restricted stock units vest in equal annual installments over a period of three years with the first vesting date on November 1, 2015, provided that Ms. Graffy remains employed with us through the applicable vesting dates.
(7)	The stock options vest in equal annual installments over a period of four years with the first vesting date on December 1, 2016, provided that Mr. Tamim remains employed with us through the applicable vesting dates.
(8)	The restricted stock units vest in equal annual installments over a period of three years with the first vesting date on November 1, 2016, provided that Mr. Tamim remains employed with us through the applicable vesting dates.
(9)	The market value of unvested stock awards is calculated by multiplying the number of unvested restricted stock units by $1.14, the closing price of the Company’s common stock on NASDAQ on December 31, 2015.

2015 OPTION EXERCISES AND STOCK VESTED

The following table provides additional information about the value realized by the named executive officers on stock awards vested in 2015. No stock options were exercised in 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
William F. Weissman	—	—	5,229	5,961
Mardel A. Graffy	—	—	4,146	4,561

(1)	Represents the gross number of shares acquired upon vesting of restricted stock or restricted stock units, without taking into account any shares withheld to satisfy applicable tax obligations.
(2)	The value of restricted stock and restricted stock units vesting was calculated by multiplying the number of vested restricted shares or restricted stock units by the closing sales price of our common stock on the date of vesting.

2015 PENSION BENEFITS

None of our named executive officers participate in or have any account balance in qualified or nonqualified defined benefit plans sponsored by us.

2015 NONQUALIFIED DEFERRED COMPENSATION

None of our named executive officers participate in or have any account balance in nonqualified defined contribution plans or other nonqualified deferred compensation plans maintained by us.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL

Mr. Weissman’s Severance Terms.    Pursuant to the terms of his employment agreement, if Mr. Weissman’s employment is terminated by us without “cause” or if he resigns for “good reason,” he will receive a continuation of his annual base salary for twelve months thereafter and all of his outstanding stock option awards will become vested, provided that Mr. Weissman delivers a release of claims to the Company. In addition, he will receive a continuation of his medical and welfare benefits for a period of twelve months thereafter. As of December 31, 2015, Mr. Weissman would also have been eligible to vest in the performance-based restricted stock units granted to him in 2015 in the event that he was terminated without cause or for good reason, but those awards were forfeited in March 2016 and could no longer be accelerated in connection with a termination of employment. If within two years after a “change in control,” as defined in the 2007 Plan and summarized within the “Compensation Discussion and Analysis” section above, we terminate Mr. Weissman without cause or he resigns for good reason, he will be entitled to a lump sum payment equal to twelve months of his annual base salary in lieu of the salary continuation described above.

For purposes of Mr. Weissman’s agreement (i) “cause” generally is defined as willful misconduct materially and adversely affecting us; theft, fraud, embezzlement or similar behavior; indictment or conviction of a felony; or willfully failing to substantially perform the material duties of his position, other than failure resulting from incapacity due to physical or mental illness, following a demand for performance delivered by the Board of Directors and a specified cure period of not less than 10 days; and (ii) “good reason” generally is defined as a material reduction in base salary or benefits; substantial diminution in Mr. Weissman’s duties, responsibilities or title, if uncured by us within 30 days of receipt of notice from Mr. Weissman; or relocation for a period of greater than six consecutive months greater than 100 miles from the Chicago metropolitan area.

Ms. Graffy’s Severance Terms.    Pursuant to the terms of her employment agreement, if Ms. Graffy’s employment is terminated by us without “cause” or if she resigns for “good reason,” she will receive a continuation of her annual base salary for six months thereafter and all of her outstanding stock option awards will become vested, provided that Ms. Graffy delivers a release of claims to the Company. In addition, she will receive a continuation of her medical and welfare benefits for a period of six months thereafter. As of December 31, 2015, Ms. Graffy would also have been eligible to vest in the performance-based restricted stock units granted to her in 2015 in the event that she was terminated without cause or for good reason, but those awards were forfeited in March 2016 and could no longer be accelerated in connection with a termination of employment. If within two years after a “change in control,” as defined in the 2007 Plan and summarized within the “Compensation Discussion and Analysis” section above, we terminate Ms. Graffy without cause or she resigns for good reason, she will be entitled to a lump sum payment equal to fifty percent of her annual base salary in lieu of the salary continuation described above.

For purposes of Ms. Graffy’s agreement (i) “cause” generally is defined as willful misconduct materially and adversely affecting us; theft, fraud, embezzlement or similar behavior; indictment or conviction of a felony; or willfully failing to substantially perform the material duties of her position, other than failure resulting from incapacity due to physical or mental illness, following a demand for performance delivered by the Board of Directors and a specified cure period of not less than 10 days; and (ii) “good reason” generally is defined as a material reduction in base salary or benefits; substantial diminution in Ms. Graffy’s duties, responsibilities or title, if uncured by us within 30 days of receipt of notice from Ms. Graffy; or relocation for a period of greater than six consecutive months greater than 100 miles from the Chicago metropolitan area.

Mr. Tamim’s Severance Terms.    Pursuant to the terms of his letter agreement, if Mr. Tamim’s employment is terminated by us without “cause” or if he resigns for “good reason,” he will receive a continuation of his annual base salary for six months thereafter and certain of his options and restricted stock units will become vested, provided that Mr. Tamim delivers a release of claims to the Company. In addition, he will receive a continuation of his medical and welfare benefits for a period of six months thereafter. If within two years after a change in control, we terminate Mr. Tamim without cause or he resigns for good reason, he will be entitled to a lump sum payment equal to fifty percent of his annual base salary in lieu of the salary continuation described above.

For purposes of Mr. Tamim’s agreement (i) “cause” generally is defined as willful misconduct materially and adversely affecting us; theft, fraud, embezzlement or similar behavior; indictment or conviction of any criminal offence; or willfully failing to substantially perform the material duties of his position, other than failure resulting from incapacity due to physical or mental illness, following a demand for performance delivered by the Board of Directors and a specified cure period of not less than 10 days; (ii) “good reason” generally is defined as any reduction in base salary; substantial diminution in Mr. Tamim’s duties, responsibilities or title, if uncured by us within 30 days of receipt of notice from Mr. Tamim; or relocation for a period of greater than six consecutive months greater than 100 miles from the Penang metropolitan area; and (iii) “change in control” generally is defined as the occurrence of (a) any consolidation or merger of the Company pursuant to which the Company’s stockholders immediately before the transaction do not retain immediately after the transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the transaction, direct or indirect beneficial ownership of more than 50% of the total combined voting power of the outstanding voting securities of the surviving business entity, (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the Company’s assets, or (c) the direct or indirect sale or exchange in a single or series of related transactions by the Company’s stockholders of more than 50% of the Company’s voting stock.

Restrictive Covenants.    Each executive’s employment agreement contains customary non-competition and non-solicitation covenants. These restrictions survive for a period of 12 months after the executive’s resignation or termination, and in the event of a breach of his or her employment agreement, the period is automatically extended by the period of the breach.

Equity Compensation Awards.    The equity compensation awards granted under the 2007 Plan may become vested upon a change in control. The 2007 Plan provides that in the event of “change in control,” as defined in the 2007 Plan, each outstanding award will be treated as the Compensation Committee determines, including that the successor corporation or its parent or subsidiary may be required to assume or substitute an equivalent award for each outstanding award. The Compensation Committee is not required to treat all awards similarly. If there is no assumption or substitution of outstanding awards, the award recipient will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, all restrictions on restricted stock and restricted stock units will lapse and all performance goals or other vesting requirements for performance awards will be deemed achieved at 100% of target levels and all other terms and conditions will be deemed met. If an option or stock appreciation right is not assumed or substituted, the Compensation Committee will provide notice to the award recipient that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the Compensation Committee in its discretion, and the option or stock appreciation right will terminate upon the expiration of such period. Notwithstanding the Compensation Committee’s general discretionary authority described above, the individual award agreements may provide for the vesting of such awards upon the occurrence of a change in control.

The table below shows the estimated amount of payments and benefits that we would provide to the named executive officers assuming that their employment was terminated as of December 31, 2015 by us without “cause,” or by the officer with “good reason” (each as defined in the respective named executive officer’s employment agreement), including following a change in control. The table also shows the estimated amount of benefits that we would provide upon the occurrence of a change in control as of December 31, 2015, if the named executive officer’s awards were not assumed, or an equivalent right substituted, by the successor corporation. The table below includes benefits payable under the employment agreements with Mr. Weissman and Ms. Graffy that were entered into on February 18, 2015 and under the letter of appointment with Mr. Tamim that was entered into on October 31, 2015.

	Cash Severance			Continuation of Medical and Welfare Benefits ($)	Accelerated Vesting of Equity Awards(1) ($)	Total Benefits ($)
	Salary Continuation ($)	Bonus ($)	Lump Sum ($)
William F. Weissman
Termination without cause	300,000	—	—	11,747	64,222	375,969
Termination for good reason	300,000	—	—	11,747	64,222	375,969
Termination following a change in control	—	—	300,000	11,747	64,222	375,969
Change in control(2)	—	—	—	—	64,222	64,222
Mardel A. Graffy
Termination without cause	100,000	—	—	5,874	46,774	159,164
Termination for good reason	100,000	—	—	5,874	46,774	159,164
Termination following a change in control	—	—	100,000	5,874	46,774	159,164
Change in control(2)	—	—	—	—	46,774	46,774
Hany Tamim
Termination without cause	112,500	—	—	683	58,200	171,383
Termination for good reason	112,500	—	—	683	58,200	171,383
Termination following a change in control	—	—	112,500	683	58,200	171,383
Change in control(2)	—	—	—	—	58,200	58,200

(1)	The value of option vesting acceleration was calculated by multiplying the number of shares subject to each accelerated option by the difference between the fair market value of our common stock as of December 31, 2015 and the exercise price of the option. The value of restricted stock units vesting acceleration was calculated by multiplying the number of accelerated restricted stock units by the fair market value of our common stock as of December 31, 2015. The fair market value of our common stock as of December 31, 2015 was $1.14.
(2)	Assumes awards are not assumed, or equivalent rights substituted, by the successor corporation.

LIMITATION ON LIABILITY AND INDEMNITY

Our amended and restated certificate of incorporation contains provisions that limit or eliminate the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as a director, except liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.

Our bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered into agreements and intend to continue to enter into agreements to indemnify our executive officers and directors. With certain exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding for which indemnification is available. We believe these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ insurance.

PROPOSAL 2:

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Grant Thornton LLP (“Grant Thornton”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 and is submitting this matter to the stockholders for ratification at the Annual Meeting. Grant Thornton has served as the Company’s independent registered public accounting firm since 2002. One or more representatives of Grant Thornton will be present at the Annual Meeting to make a statement if they desire to do so and to be available to respond to appropriate questions that may be asked by stockholders.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Grant Thornton as our independent registered public accounting firm. However, the Board is submitting the selection of Grant Thornton to the stockholders for ratification as a matter of good corporate practice. In the event the proposal to ratify the selection of Grant Thornton is defeated, the adverse vote will be considered as a direction to the Board to select another independent registered public accounting firm for the next fiscal year ending December 31, 2017. However, because of the expense and difficulty in changing independent registered public accounting firms after the beginning of a year, the Board intends to allow the appointment of Grant Thornton for the fiscal year ending December 31, 2016 to stand unless the Board finds other reasons for making a change.

Audit Fees

The aggregate fees billed by Grant Thornton for audit services (audit of the Company’s annual financial statements, reviews of the Company’s interim unaudited financial statements, and assistance with and review of SEC filings) for fiscal 2015 and fiscal 2014 were $357,696 and $420,549, respectively.

Audit-Related Fees

There were no audit-related fees billed by Grant Thornton in fiscal 2015 or fiscal 2014.

Tax Fees

The aggregate fees billed by Grant Thornton in fiscal 2014 for tax planning services were $39,315. There were no such fees billed by Grant Thornton in fiscal 2015.

All Other Fees

There were no other fees billed by Grant Thornton in fiscal 2015 or fiscal 2014 for any other services.

Pre-Approval Policy and Procedures

In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee is required to pre-approve all auditing services and permissible non-audit services, including related fees and terms, to be performed for the Company by its independent registered public accounting firm subject to the de minimus exceptions for non-audit services described under the Exchange Act, which are approved by the Audit Committee prior to the completion of the audit. In fiscal 2015 and fiscal 2014, the Audit Committee pre-approved all audit and non-audit services provided to the Company by its independent registered public accounting firm.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy and entitled to vote. For more information on the voting requirements, see “Questions and Answers about the Proxy Materials, Annual Meeting and Voting.”

Recommendation of the Board of Directors

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

PROPOSAL 3:

APPROVAL OF THE RUBICON TECHNOLOGY, INC. 2016 STOCK INCENTIVE PLAN

Overview

On March 17, 2016, upon the recommendation of our Compensation Committee (the “Committee”), our Board of Directors approved and adopted the Rubicon Technology, Inc. 2016 Stock Incentive Plan (the “2016 Plan”), subject to the approval of the Company’s stockholders at the Annual Meeting. The 2016 Plan is intended to attract and retain talented personnel for positions of substantial responsibility, to create incentives and awards for employees, directors and consultants, and to promote the success of our business. Pursuant to this Proposal 3, our stockholders are being asked to approve the 2016 Plan, including approval of the material terms of the 2016 Plan in accordance with the approval requirements of Section 162(m) of the Code (“Section 162(m)”). If approved by our stockholders, the 2016 Plan will replace the Rubicon Technology, Inc. 2007 Stock Incentive Plan, as amended and restated effective March 23, 2011 (the “2007 Plan”) and the 2007 Plan will terminate as of the date of stockholder approval. If the 2016 Plan is approved by our stockholders, we intend to promptly register the shares of stock approved for issuance under the 2016 Plan on a Form S-8 Registration Statement.

Our stockholders previously approved our 2007 Plan, which currently allows us to grant non-qualified stock options, stock appreciation rights, and stock awards (which include restricted stock, restricted stock units, and similar awards) to our executive officers, employees (and those of our affiliates), non-employee directors, and consultants. In the event that our stockholders approve the 2016 Plan, no future awards will be granted under the 2007 Plan, but any existing awards will remain outstanding in accordance with their current terms under the 2007 Plan. In the event that our stockholders do not approve the 2016 Plan, the 2007 Plan will continue in accordance with its terms.

Our stockholders are being asked to approve the material terms of the 2016 Plan so that certain awards granted under the 2016 Plan that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) may be fully deductible by the Company and its subsidiaries. Under Section 162(m), the federal income tax deductibility of compensation paid to the Chief Executive Officer and the three other most highly compensated officers (other than the principal financial officer) (“Covered Employees”) may be limited to the extent such compensation exceeds $1,000,000 in any taxable year. However, compensation paid to Covered Employees may be deducted in excess of that amount if it qualifies as “performance-based compensation” as defined in Section 162(m).

In addition to certain other requirements, in order for awards under the 2016 Plan to constitute “performance-based compensation,” the material terms of the 2016 Plan must be disclosed to and approved by our stockholders. Under the Section 162(m) regulations, the material plan terms of the 2016 Plan are (i) the individuals eligible to receive compensation under the 2016 Plan, (ii) the maximum amount of compensation that may be paid to a Covered Employee under the 2016 Plan during a specified period, and (iii) the list of performance criteria on which incentive goals may be based with respect to awards intended to qualify as Section 162(m) awards. Each of these material terms is discussed in more detail below. Although the Committee retains the ability and discretion to grant certain compensation that may not qualify for the exemption under Section 162(m), the 2016 Plan is designed to allow certain awards to qualify for exemption from the deduction limitations of Section 162(m) by providing “performance-based compensation” to Covered Employees within the meaning of Section 162(m).

Why We Believe You Should Vote for Proposal 3

Our successful operation and our ability to create long-term value for our stockholders depends on the efforts of our employees, including management, and we believe that it is in the best interest of our stockholders for those individuals to have the opportunity to earn an ownership interest in us in recognition of their present and potential contributions to the Company and to align their interests with those of our stockholders. The Board of

Directors recommends that our stockholders approve the 2016 Plan because it believes appropriate equity incentives are important to attract and retain the highest caliber individuals, to link incentive compensation to Company performance, to encourage employee and director ownership in the Company and to align the interests of participants to those of our stockholders. The approval of the 2016 Plan will enable us to continue to provide such incentives. Pursuant to the 2016 Plan, an additional 1,900,000 shares would be reserved for the issuance of equity awards, which we anticipate will allow us to continue granting such awards (based on current share price, run rates and projections) for the next one to two years; however, this timeline is simply an estimate used by us to determine the number of new shares to ask our stockholders to approve and future circumstances may require us to change our expected equity grant practices. These circumstances include, but are not limited to, the future price of our common stock and award levels/amounts provided by our competitors and hiring activity during the next few years. Fluctuations in our stock price may result in stock-based awards for a given year requiring a larger or smaller number of shares in order to capture the same grant date value as a prior year’s award, which impacts the rate at which we utilize shares for compensation purposes. The closing market price of our common stock on [●], 2016 was $[●] per share, as reported on the NASDAQ Stock Market.

If the 2016 Plan is not approved, the number of shares currently available under the 2007 Plan may not be sufficient to cover projected awards through the date of the 2017 Annual Meeting. Thus, if the 2016 Plan is not approved, we may not be able to provide persons eligible for awards with compensation packages that we feel are necessary to attract, retain and motivate these individuals. We also may be compelled to increase the cash component of our employee and non-employee director compensation which may not necessarily align the interests of our employees and directors with the interests of our stockholders. Replacing equity awards with cash would also increase cash compensation expense and require use of cash that might be better utilized in the operation of our business. Moreover, if this proposal is not approved, the Company will be unable to grant certain stock-based awards under the 2016 Plan intended to qualify as “performance-based compensation” under Section 162(m) (which are fully deductible by the Company and its subsidiaries). The inability to comply with the “performance-based compensation” exception of Section 162(m) may limit the total compensation that we otherwise intended to provide to our employees, directors and consultants.

Summary of the 2016 Plan

The principal features of the 2016 Plan are summarized below. This summary does not contain all information about the 2016 Plan. A copy of the complete text of the 2016 Plan is included in Appendix A to this proxy statement, and the following description is qualified in its entirety by reference to the complete text of the 2016 Plan.

Overview.    The purposes of the 2016 Plan are (i) to attract and retain the best available personnel for positions of substantial responsibility, (ii) to provide additional incentive to employees, directors and consultants, and (iii) to promote the success of our business. The 2016 Plan permits us to make grants of incentive stock options, within the meaning of Section 422 of the Code, to our employees and any parent and subsidiary corporation’s employees (“Incentive Stock Options”), and stock options that do not constitute Incentive Stock Options (“Nonstatutory Stock Options” and, together with Incentive Stock Options, “Options”), stock appreciation rights (“SARs”), restricted stock (“Restricted Stock”), restricted stock units (“RSUs”), performance awards consisting of the right to receive a payment that is contingent upon the attainment of one or more performance objectives during a specified performance period (“Performance Awards”), and bonus shares (“Bonus Shares”) to eligible participants in the 2016 Plan. These are collectively referred to in the 2016 Plan and herein as “Awards.”

The 2016 Plan is effective as of March 17, 2016, subject to approval by our stockholders at the 2016 Annual Meeting. The 2016 Plan will automatically terminate on March 17, 2026, unless we terminate it sooner. In addition, our Board of Directors has the authority to amend, suspend or terminate the 2016 Plan, provided that such action does not impair the rights of any participant or unless otherwise agreed to by such participant in writing. Further, the Company must obtain stockholder approval of any amendment to the 2016 Plan to the extent necessary and desirable to comply with all applicable laws and regulations. Prior to the issuance of any shares of our common stock in settlement of an Award under the 2016 Plan, the Committee may require an Award holder to satisfy conditions relating to the issuance of shares that the Committee deems necessary. The 2016 Plan is unfunded, and any obligations relating to the 2016 Plan constitute unfunded, unsecured obligations of the Company.

Plan Administration.    The Board of Directors has appointed the Committee to administer the 2016 Plan; however, the Board of Directors retains the authority to appoint different committees to administer the 2016 Plan with respect to different groups of persons eligible to receive Awards. The Board of Directors also may delegate all or part of the Committee’s duties with respect to Awards to our Chief Executive Officer, including the granting thereof, for Awards to individuals other than (i) individuals who are subject to Section 16 of the Exchange Act, (relating to certain reporting requirements and short-swing profits disgorgement provisions of the U.S. securities laws), or (ii) individuals who are Covered Employees within the meaning of Section 162(m) (discussed below).

To the extent that the Committee desires and intends for certain Awards granted to officers who are Covered Employees to qualify as “performance-based compensation” for purposes of Section 162(m), the Committee must be comprised of two or more directors who qualify as “outside directors” for purposes of Section 162(m). Likewise, if the Committee desires that the grants of Awards to our officers who are subject to Section 16 of the Exchange Act be exempt under Rule 16b-3 of the Exchange Act from application of the short-swing profits liability provisions of Section 16, the Committee must be comprised of two or more directors who qualify as “non-employee directors” for purposes of Rule 16b-3 of the Exchange Act. Furthermore, if required by the rules of the NASDAQ Stock Market or other applicable stock exchange, the 2016 Plan will be administered by “independent directors,” as defined by any applicable rule. Currently, the Committee meets the composition requirements contained in Section 162(m), Rule 16b-3, and the NASDAQ Stock Market rules as described above, and we intend that our Committee will continue to satisfy these requirements.

Unless otherwise limited by the 2016 Plan, the specific duties delegated by the Board of Directors to the Committee, Rule 16b-3 of the Exchange Act, any provisions of the Code or other applicable laws, the Committee has the authority and discretion to administer the 2016 Plan, interpret its provisions, and prescribe, amend and rescind rules and regulations relating to the 2016 Plan. This discretion includes the power and authority to select the eligible persons to whom Awards may be granted, determine when and to whom Awards will be granted, determine the type or types of Awards to be granted to each eligible person and the amount of such Awards (measured in shares of common stock, cash or as otherwise designated), prescribe and interpret the terms and provisions of each Award agreement (the terms of which may vary), delegate certain duties under the 2016 Plan, modify or amend any Award granted under the 2016 Plan, and make all other determinations deemed necessary or advisable for administering the 2016 Plan. Any action of the Committee will be final and binding on all Award holders. Notwithstanding the foregoing, the Committee is prohibited from repricing or taking any other action that is treated or deemed to be repricing any Option or SAR without the prior approval of the Company’s stockholders.

Eligibility and Award Limitations.    The Committee may grant Awards to our officers, employees, non-employee directors and consultants. However, Incentive Stock Options may be granted only to employees. No Awards covering more than 600,000 shares of common stock may be granted to any one individual during any single calendar year (including Awards that are denominated with reference to our common stock that may be payable in cash). In addition, the maximum amount of Awards denominated in cash (including Awards that are denominated in cash that may be payable in shares of our common stock) that may be granted to any one individual in any single year is $2,400,000. No more than $200,000 worth of Awards (valued at the fair market value of the shares subject to the Awards as of the applicable grant date) may be granted to any single director during any single calendar year. The individual Award limitations apply to all eligible individuals for the 2016 Plan, including any Covered Employees.

Any person who is designated by the Committee and receives an Award under the 2016 Plan will be an “Awardee.” As of [●], 2016, we had approximately [●] officers, [●] directors, [●] consultants and [●] total employees.

Number of Shares.    Pursuant to the 2016 Plan, 1,900,000 new shares of our common stock will be reserved for the issuance of Awards, subject to the adjustment provisions of the 2016 Plan described below. In addition to the new shares reserved under the 2016 Plan, (i) any shares that are available for issuance (and not subject to outstanding awards) under the 2007 Plan as of the date of stockholder approval of the 2016 Plan and (ii) any shares subject to an outstanding award under the 2007 Plan as of the date of stockholder approval of the 2016 Plan that subsequently expires unexercised, is forfeited without the delivery of shares or is settled in cash will also be available for issuance under the 2016 Plan, in each case subject to the adjustment provisions of the 2016 Plan described below. As of [●], 2016, there were approximately [●] shares available for issuance (and not subject to outstanding awards) under the 2007 Plan and approximately [●] shares that were subject to outstanding awards under the 2007 Plan that may subsequently expire unexercised, be forfeited without the delivery of shares or be settled in cash.

Generally, with respect to shares reserved under the 2016 Plan, if an Award is settled in cash, is forfeited without the delivery of shares, or expires unexercised, the unpurchased shares or the shares that are the subject of such Award will become available again for future grants under the 2016 Plan. Previously acquired shares tendered in payment of the exercise price of an Option or shares withheld in payment of a SAR’s or Option’s exercise price will also become available for future grants under the 2016 Plan. In addition, shares withheld to pay taxes or previously-acquired shares tendered in satisfaction of applicable tax withholding obligations will become available for future grants under the 2016 Plan. The number of shares reserved under the 2016 Plan or otherwise available for issuance is subject to proportional adjustment in the event of a stock split, reverse stock split, stock dividend, combination or reclassification of our shares, or other increases or decreases in the number of issued shares effected without the receipt of consideration by us. However, with respect to Incentive Stock Options, no adjustments may be authorized to the extent that such adjustment would cause the 2016 Plan to violate Code Section 422(b)(1), and with respect to Options and SARs, no such adjustments may be authorized to the extent such adjustments would cause the Options or SARs to become “deferred compensation” subject to Code Section 409A. In addition, as described above, although no further awards will be granted under the 2007 Plan if the stockholders approve the 2016 Plan, shares subject to Awards granted under the 2007 Plan that are outstanding as of the date of stockholder approval of the 2016 Plan, may become available for re-issuance under the 2016 Plan if such Awards expire unexercised, are forfeited without the delivery of shares or are settled in cash.

The shares to be delivered under the 2016 Plan shall be made available from authorized but unissued or reacquired shares of common stock. The fair market value of the common stock on a given date will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the NASDAQ Stock Market for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable.

Options.    Options to purchase our common stock may be granted under the 2016 Plan, including (i) Incentive Stock Options, which comply with Section 422 of the Code and (ii) Nonstatutory Stock Options. The exercise price of Options awarded under the 2016 Plan shall be determined by the Committee, provided that the exercise price may not be less than 100% of the fair market value per share of the common stock as of the date of grant of the Option. With respect to a grant of an Incentive Stock Option intended to comply with Section 422 of the Code, an Awardee must be an employee of the Company (or its parent or subsidiaries), and, if at the time the Incentive Stock Option is granted such employee owns stock representing more than 10% of the voting power of all classes of stock of the Company (or its parent or subsidiaries), then the exercise price of the Incentive Stock Option must be at least 110% of the fair market value per share of the common stock on the date of grant of the Option. Further, to qualify as Incentive Stock Options, Options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to Incentive Stock Options which first become exercisable by the Awardee in any one calendar year.

The term of each Option may not exceed ten years from the date of grant or such shorter time as designated by the Committee in the Award agreement, provided that the term of any Incentive Stock Options shall not exceed five years. Subject to the terms of the 2016 Plan, the Committee will specify in the Option Award agreement at what time or times each Option may be exercised, including the period of time after disability, death, or other termination of employment during which Options that have become exercisable may be exercised. The 2016 Plan prohibits the Company from repricing Options without the prior approval of the Company’s stockholders.

Stock Appreciation Rights.    SARs may be granted under the 2016 Plan. SARs allow the recipient to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant. Subject to any limitations in the 2016 Plan, the Committee determines the terms of the SARs granted, including when such rights become exercisable and whether to pay the increased appreciation in cash or with shares of our common stock, or a combination thereof. Generally, the Committee may not revise or amend a SAR to reduce the fair market value of the SAR on the date of grant. The term of each SAR may not exceed ten years from the date of grant or such shorter time as designated by the Committee in the Award agreement. Subject to the limitations of the 2016 Plan, the Committee may grant SARs to all eligible persons under the 2016 Plan. Each SAR shall have a minimum vesting period of at least twelve months after the date of grant, subject to any terms of the SAR that permit accelerated vesting on account of the Awardee’s death or disability or the occurrence of a change in control.

SARs may be granted in connection with, and on the same date of grant, as all or any part of an Option or as a separate Award. SARs awarded in connection with an Option will entitle the holder, upon exercise, to surrender the related Option or portion thereof relating to the number of shares for which the SAR is exercised. The surrendered Option or portion thereof will then cease to be exercisable. However, a SAR awarded in connection with an Option is exercisable only to the extent that the related Option is exercisable.

Restricted Stock.    Restricted Stock may be granted under the 2016 Plan. Restricted Stock Awards are shares of our common stock issued to an employee or other service provider that vest in accordance with terms and conditions established by the Committee. The Committee will determine the number of shares of Restricted Stock granted to any employee or other service provider. The Committee may impose whatever conditions to vesting it determines to be appropriate and may grant Restricted Stock without requiring the payment of any purchase price. For example, the Committee may set restrictions based on continuous employment and (or) the achievement of specific performance goals. Shares of Restricted Stock that do not vest are forfeited. Except as otherwise provided in the applicable Restricted Stock agreement, the recipient of a Restricted Stock Award has all the rights of a holder of our common stock, including the right to vote shares and the right to receive any cash dividends, provided that no dividends will be paid with respect to any performance-vested Restricted Stock unless and until the performance goals are achieved. During the restricted period applicable to any Award of Restricted Stock, the Awardee shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock.

Restricted Stock Units.    The 2016 Plan also permits us to grant RSUs. A RSU is a contingent right to receive a share of our common stock in the future in accordance with terms and conditions established by the Committee. The Committee will determine the number of shares of common stock underlying RSUs granted to any employee or other service provider and the conditions under which the RSUs will vest. The Committee may impose vesting conditions based on continuous employment and (or) the achievement of specific performance goals. RSUs that do not vest are forfeited. RSUs may be satisfied by delivery of shares of common stock, cash, or any combination thereof as determined by the Committee. An Awardee shall have no rights as a stockholder of the Company until the shares underlying the Award of RSUs are actually issued to the Awardee pursuant to the terms of the applicable Award agreement. Any shares of common stock underlying a grant of RSUs may be issued without consideration.

Dividend equivalents may be granted with respect to RSUs under our 2016 Plan. A dividend equivalent entitles the recipient to an amount equal to the dividend payable on the shares underlying a grant of RSUs. Dividend equivalents are credited as additional RSUs as of the date on which a dividend on our common stock is paid and are subject to the same terms and conditions and to the same payment provisions as the RSUs to which they relate.

Performance Awards.    The 2016 Plan also permits us to grant Performance Awards. A Performance Award is a right to receive a payment that is contingent upon the attainment of one or more performance objectives for a specified performance period, as established by the Committee. A Performance Award may be denominated in cash or in shares of our common stock. The Committee will determine the number of Performance Awards granted to any employee or other service provider, the length of the performance period, the applicable performance objectives, the formula for determining the amount earned under the Performance Award, any related forfeiture conditions, and any other terms and conditions that it determines to establish, subject to the terms of the 2016 Plan. With respect to Awards for which the Committee has established performance objectives, the performance period must be no shorter than 12 months and may not exceed five years in duration.

Bonus Shares.    The 2016 Plan also permits us to grant Bonus Shares to employees, directors and consultants. A Bonus Share is a grant of common stock to an employee, director or consultant without any payment from the recipient and without any restrictions, in recognition of past performance or as an incentive to become an employee or to provide services to us or any of our subsidiaries.

Designation of Awards as Performance-Based Compensation.    The Committee may designate Awards of Restricted Stock, RSUs or Performance Awards as intended to qualify as “performance-based compensation” for purposes of Section 162(m). If the Committee determines that an Award is intended to be a Section 162(m) Award, then such Award, to the extent required by Section 162(m), will be conditioned upon the attainment, or granted based upon the achievement, of one or more performance factors. Such performance factors will be based upon one or more of the business criteria described below and subject to the other terms set forth in the 2016 Plan. However, nothing in the 2016 Plan prevents the Committee from granting Awards to Covered Employees that are not intended to constitute “performance-based compensation” under Section 162(m) or from determining that it is no longer necessary or appropriate for an Award to qualify as such.

For Awards intended to be Section 162(m) Awards, the Committee may, in its discretion, reduce the amount of a payment or settlement otherwise to be made in connection with such Award to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period, but the Committee may not exercise discretion to increase any such amount payable to an Awardee in respect of a Section 162(m) Award.

No later than 90 days following the commencement of a performance period (or such other time as may be required or permitted by Section 162(m)) applicable to any Award intended to qualify as a Section 162(m) Award, the Committee shall, in writing, (1) grant a target number of shares of common stock or units, (2) select the performance goal or goals applicable to the performance period, and (3) specify the relationship between performance goals and the number of shares of common stock or units that may be earned by an Awardee for such performance period. Following the completion of each performance period, the Committee shall certify in writing whether the applicable performance objectives have been achieved and the number of units or shares of common stock, if any, earned by an Awardee for such performance period. With respect to Awards for which the Committee has established performance objectives, the performance period must be no shorter than 12 months and may not exceed five years in duration.

Consistent with certain provisions of Section 162(m) and accompanying regulations, the business criteria on which performance factors for Section 162(m) Awards may be based must be provided for in the 2016 Plan and approved by our stockholders. In establishing performance goals applicable to Awards intended to qualify as Section 162(m) Awards, the Committee shall use one or more of the following business criteria: revenue; net revenue; revenue growth; net revenue growth; earnings (including on a per share basis); earnings growth rate (including on a per share basis); earnings before interest, taxes, depreciation and amortization (EBITDA); total stockholder return; profitability; return on equity; return on capital; return on assets, cash flow, including free cash flow; cost savings; process improvement goals; achievement of balance sheet or income statement objective goals; product units shipped; and capital expenditures. The foregoing business criteria may be in relation to the Company, or any subsidiary, division, business unit or individual and either on an operating or GAAP basis, where applicable. In addition, performance with respect to the foregoing business criteria may be measured on an absolute basis or relative to a defined peer group of companies. When establishing performance factors for a specific performance period, the Committee may exclude any or all items that are unusual in nature or occur infrequently as determined under U.S. generally accepted accounting principles, including without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or nonrecurring items, and the cumulative effects of accounting changes.

Non-Transferability.    Our 2016 Plan does not allow for the transfer of RSUs and Performance Awards. Similarly, only the recipient of an Option or SAR may exercise the Option or SAR right during his or her lifetime. A recipient of Restricted Stock may not transfer the Restricted Stock until the restrictions established by the Committee in connection with the grant have lapsed. A recipient of Bonus Shares may not transfer the Bonus Shares until such shares have actually been delivered. The Committee may impose any additional restrictions on the transfer of common shares delivered in payment of an Award that it deems appropriate. The Committee may approve exceptions to the transfer restrictions for Restricted Stock, Option and SAR Awards.

Cancellation and Rescission.    The 2016 Plan also provides that unless the applicable Award agreement provides otherwise, the Committee may cancel any unvested, unexercised or unpaid award if the recipient is not in compliance with the terms of the Award agreement and the 2016 Plan, or if the Awardee has engaged in any adverse conduct. In addition, the 2016 Plan provides that unless the applicable Award agreement provides otherwise, for a period of two years following the exercise, payment or delivery of an Award, the Committee may rescind the Award upon its determination that the recipient has engaged in adverse conduct prior to the delivery of the Award or during the two-year rescission period. Any Awards granted pursuant to the 2016 Plan will be subject to any recoupment or clawback policy that is adopted by, or applicable to, the Company, including, but not limited to, any compensation recovery policy adopted by the Company to comply with applicable exchange listing requirements.

Change in Control.    The 2016 Plan provides that in the event of a merger or change in control, as defined in the 2016 Plan, in which we are not the surviving entity, each outstanding Award will be treated as the Committee determines, including that the successor corporation or its parent or subsidiary may be required to assume or substitute an equivalent award for each outstanding Award. The Committee is not required to treat all Awards similarly. In the event of a merger or certain change in control scenarios in which the Company is not the surviving corporation and if there is no assumption or substitution of outstanding Awards, the Award recipient will fully vest in and have the right to exercise all of his or her outstanding Options and SARs, all restrictions on Restricted Stock and RSUs will lapse and all Performance Awards will either (i) vest pro-rata with performance goals deemed achieved at 100% of target levels or (ii) vest based on actual performance through the date of the change in control, as determined by the Committee. If an Option or SAR is not assumed or substituted, the Committee will provide notice to the Award recipient that the Option or SAR will be fully vested and exercisable for a period of time as determined by the Committee in its discretion, and the Option or SAR will terminate upon the expiration of such period.

Certain United States Federal Income Tax Consequences

The following is a summary of the material United States federal income tax consequences to us and to recipients of certain Awards under the 2016 Plan. The summary is based on the Code and the U.S. Treasury Regulations promulgated thereunder in effect as of the date of this proxy statement, all of which may change with retroactive effect. The summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be important to recipients of Awards under the 2016 Plan. The tax treatment of Awardees may vary depending on each Awardee’s particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state or local tax consequences. Participants in the 2016 Plan are advised to consult with a tax advisor concerning the specific tax consequences of participating in the 2016 Plan.

Tax Consequences to Awardees under the 2016 Plan

Options and SARs.    Awardees will not realize taxable income upon the grant of an Option or a SAR. Upon the exercise of a Nonstatutory Option or a SAR, an Awardee will recognize ordinary compensation income (subject to withholding if the Awardee is an employee) in an amount equal to the excess of (i) the amount of cash and the fair market value of the common stock received, over (ii) the exercise or grant price of the Award. An Awardee will generally have a tax basis in any shares of common stock received pursuant to the exercise of a Nonstatutory Option or a SAR that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “Tax Consequences to the Company” below, we will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by an Awardee under the foregoing rules. When an Awardee sells the common stock acquired as a result of the exercise of a Nonstatutory Option or a SAR, any appreciation (or depreciation) in the value of the common stock after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The common stock must be held for more than 12 months to qualify for long-term capital gain treatment.

Awardees eligible to receive an Option intended to qualify as an Incentive Stock Option under Section 422 of the Code will not recognize taxable income on the grant of an Incentive Stock Option. Upon the exercise of an Incentive Stock Option, an Awardee will not recognize taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the Incentive Stock Option (“ISO Stock”) over the exercise price will increase the alternative minimum taxable income of the Awardee, which may cause such Awardee to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an Incentive Stock Option would be allowed as a credit against the Awardee’s regular tax liability in a later year to the extent the Awardee’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Stock that has been held for the required holding period (generally, at least two years from the date of grant and one year from the date of exercise of the Incentive Stock Option), an Awardee will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the Awardee for the ISO Stock. However, if an Awardee disposes of ISO Stock that has not been held for the requisite holding period (a “Disqualifying Disposition”), the Awardee will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the Incentive Stock Option (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the Awardee for such ISO Stock. An Awardee would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

We will generally not be entitled to any federal income tax deduction upon the grant or exercise of an Incentive Stock Option, unless an Awardee makes a Disqualifying Disposition of the ISO Stock. If an Awardee makes a Disqualifying Disposition, we will then, subject to the discussion below under “Tax Consequences to the Company,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by an Awardee under the rules described in the preceding paragraph.

Under current rulings, if an Awardee transfers previously held shares of common stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of an Option, whether a Nonstatutory Option or an Incentive Stock Option, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the Nonstatutory Option or Incentive Stock Option exercise price (although an Awardee would still recognize ordinary compensation income upon exercise of a Nonstatutory Option in the manner described above). Moreover, the number of shares of common stock received upon exercise which equals the number of shares of previously held common stock surrendered in satisfaction of the Nonstatutory Option or Incentive Stock Option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of common stock surrendered in satisfaction of the Nonstatutory Option or Incentive Stock Option exercise price. Any additional shares of common stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the Awardee, plus the amount of compensation income recognized by the Awardee under the rules described above.

The 2016 Plan allows the Committee to permit the transfer of certain Awards in limited circumstances. For income and gift tax purposes, certain transfers of Nonstatutory Options should generally be treated as completed gifts, subject to gift taxation.

The Internal Revenue Service has not provided formal guidance on the income tax consequences of a transfer of Nonstatutory Options (other than in the context of divorce) or SARs. However, the Internal Revenue Service has informally indicated that after a transfer of Options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and certain payroll taxes will be collectible at the time the transferee exercises the Options. If a Nonstatutory Option is transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and certain payroll taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.

In addition, if an Awardee transfers a vested Nonstatutory Option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the Nonstatutory Option at the time of the gift. The value of the Nonstatutory Option may be affected by several factors, including the difference between the exercise price and the fair market value of the stock, the potential for future appreciation or depreciation of the stock, the time period of the Nonstatutory Option and the illiquidity of the Nonstatutory Option. The transferor will be subject to a federal gift tax, which will be limited by (i) the 2016 annual exclusion amount of $14,000 per donee (subject to adjustment in future years), (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deductions. The gifted Nonstatutory Option will not be included in the Awardee’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.

This favorable tax treatment for vested Nonstatutory Options has not been extended to unvested Nonstatutory Options. Whether such consequences apply to unvested Nonstatutory Options or to SARs is uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition.

Other Awards.    An Awardee will recognize ordinary compensation income upon receipt of cash pursuant to a cash Award or, if earlier, at the time the cash is otherwise made available for the Awardee to draw upon. Individuals will not have taxable income at the time of grant of a RSU, but rather, will generally recognize ordinary compensation income at the time he or she receives cash or shares of common stock in settlement of the RSU Award, as applicable, in an amount equal to the cash or the fair market value of the shares of common stock received. The dividend equivalents, if any, received with respect to a RSU or other Award will be taxable as ordinary compensation income, not dividend income, when paid.

A recipient of a Restricted Stock Award or Bonus Shares generally will be subject to tax at ordinary income tax rates on the fair market value of the shares of common stock when it is received, reduced by any amount paid by the recipient; however, if the common stock is not transferable and is subject to a substantial risk of forfeiture when received, an Awardee will recognize ordinary compensation income in an amount equal to the fair market value of the common stock (i) when the common stock first becomes transferable and is no longer subject to a substantial risk of forfeiture, in cases where an Awardee does not make a valid election under Section 83(b) of the Code, or (ii) when the Award is received, in cases where an Awardee makes a valid election under Section 83(b) of the Code. If a Section 83(b) election is made and the shares are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited shares. If a Section 83(b) election has not been made, any dividends received with respect to Restricted Stock that is subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise the dividends will be treated as dividends.

An Awardee who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he or she recognizes income under the rules described above. The tax basis in the common stock received by an Awardee will equal the amount recognized by him or her as compensation income under the rules described in the preceding paragraph, and the Awardee’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse. Subject to the discussion below under “Tax Consequences to the Company,” we will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by an Awardee under the foregoing rules.

Internal Revenue Code Section 409A.    Awards under the 2016 Plan are generally intended to be designed, granted and administered in a manner that is either exempt from the application of or complies with the requirements of Section 409A of the Code in an effort to avoid the imposition of taxes and/or penalties. To the extent that payment of an Award under the 2016 Plan is subject to additional taxes and interest under Section 409A of the Code, receipt of payments or benefits under such Award will, to the extent possible, be modified to comply with such requirements.

Tax Consequences to the Company

Reasonable Compensation.    In order for the amounts described above to be deductible by the Company (or a subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Golden Parachute Payments.    The ability of the Company (or the ability of one of our subsidiaries) to obtain a deduction for future payments under the 2016 Plan could also be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Performance-Based Compensation.    The ability of the Company (or the ability of one of our subsidiaries) to obtain a deduction for amounts paid under the 2016 Plan could be limited by Section 162(m) of the Code. Section 162(m) limits our ability to deduct compensation, for federal income tax purposes, paid during any year to a Covered Employee in excess of $1,000,000. However, an exception applies to this limitation in the case of certain “performance-based compensation.” In order to exempt Section 162(m) Awards from the $1,000,000 deductibility limitation, certain requirements, including stockholder approval requirements must be met. In addition, the grant, vesting, exercise or settlement of any Award intended to be exempt from Section 162(m) must be based on the satisfaction of one or more performance goals selected by the Committee. To allow Awards to qualify as “performance-based compensation,” we are seeking stockholder approval of the material terms of the 2016 Plan, including the maximum amount of compensation that may be paid under the 2016 Plan, pursuant to this Proposal 3. Performance Awards intended to be Section 162(m) Awards may not be granted in a given period if such Awards relate to a number of shares of common stock that exceeds the specified limitations discussed above or, alternatively, result in cash compensation that exceeds the specified limitations discussed above. Under the terms of the 2016 Plan, in each calendar year during any part of which the 2016 Plan is in effect, a Covered Employee may not be granted Section 162(m) Awards: (i) to the extent such Award is based on a number of shares of stock, relating to more than 600,000 shares of stock, subject to adjustment as provided in the 2016 Plan, and (ii) to the extent such Award is designated to be paid only in cash, having a value determined on the date of grant in excess of $2,400,000. Although the 2016 Plan has been drafted to satisfy the requirements for the “performance-based compensation” exception, we may determine that it is in the Company’s best interests not to satisfy the requirements for the exception in certain situations.

New Plan Benefits

The Committee has discretion to determine the type, term and conditions and recipients of Awards granted under the 2016 Plan. Accordingly, it is not possible to determine the amounts of the Awards that will be received by any director, officer, consultant or employee under the 2016 Plan if the 2016 Plan is approved by stockholders.

Equity Compensation Plan Information

The following table shows, as of December 31, 2015, information with respect to our equity compensation plans under which shares of common stock are authorized for issuance. If the 2016 Plan is approved by our stockholders, no further awards will be granted under the 2007 Plan reflected in the below table. Any shares that are available for issuance (and not subject to outstanding awards) under the 2007 Plan as of the date of stockholder approval of the 2016 Plan and any shares subject to an outstanding award under the 2007 Plan as of the date of stockholder approval of the 2016 Plan that subsequently expires unexercised, is forfeited without the delivery of shares or is settled in cash will also be available for issuance under the 2016 Plan. As of [●], 2016, there were approximately [●] shares available for issuance (and not subject to outstanding awards) under the 2007 Plan and approximately [●] shares that were subject to outstanding awards under the 2007 Plan that may subsequently expire unexercised, be forfeited without the delivery of shares or be settled in cash.

Plan Category	Number of securities to be issued upon exercise of outstanding options (#)(a)(1)	Weighted-average exercise price of outstanding options ($)(b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)(c)(2)
Equity compensation plans approved by stockholders(3)	2,851,568	$7.07	732,270
Equity compensation plans not approved by stockholders(4)	—	$—	—

Total	2,851,568	$7.07	732,270

(1)	Represents the number of underlying shares of common stock associated with outstanding options under the 2007 Plan and 2001 Plan, both of which were approved by our stockholders.
(2)	Represents the number of shares available for issuance under the 2007 Plan, which was approved by our stockholders. This column excludes securities to be issued upon exercise of outstanding options, which are reflected in column (a).
(3)	Includes the 2007 Plan and 2001 Plan, each of which was approved by our stockholders. No awards have been granted under the 2001 Plan since the 2007 Plan replaced the 2001 Plan effective upon the consummation of our initial public offering. No more awards will be granted under the 2007 Plan if the 2016 Plan is approved by the stockholders pursuant to Proposal 3 of this proxy statement, and the 2007 Plan and 2001 Plan shall only operate to govern the terms of any then-outstanding awards made under the respective plan.
(4)	We do not have any equity compensation plans that have not been approved by our stockholders.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy and entitled to vote. For more information on the voting requirements, see “Questions and Answers about the Proxy Materials, Annual Meeting and Voting.”

Recommendation of the Board of Directors

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE RUBICON TECHNOLOGY, INC. 2016 STOCK INCENTIVE PLAN.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Security Ownership of Certain Beneficial Owners and Management

Unless otherwise noted, the following table sets forth, as of April 26, 2016, the beneficial ownership of our common stock by:

•	each person that is a beneficial owner of 5% of more of our outstanding shares of common stock;

•	each of our named executive officers;

•	each of our directors, including the director nominees; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Except as described below, in computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of April 26, 2016 are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all of the shares reflected in the table are shares of common stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. Percentage of beneficial ownership is based on 26,722,958 shares of common stock outstanding as of April 26, 2016. Unless otherwise indicated in the footnotes below, the address for each beneficial owner is c/o Rubicon Technology, Inc., 900 East Green Street, Bensenville, Illinois 60106.

	Shares beneficially owned
Name of beneficial owner	Number	Percent
5% stockholders:
Ariel Investments, LLC(1)	4,767,365	17.8%
FMR LLC(2)	3,139,517	11.7%
The Co-Investment 2000 Fund, L.P.(3)(4) and Cross Atlantic Technology Fund II, L.P.(3)(5)	2,333,388	8.7%

Management:
William F. Weissman(6)	384,279	1.4%
Mardel A. Graffy(7)	95,239	*
Hany Tamim	—	*
Don N. Aquilano(8)	348,058	1.3%
Donald R. Caldwell(9)	2,340,488	8.8%
Michael E. Mikolajczyk(10)	337,533	1.3%
Raymond J. Spencer(11)	164,930	*

All executive officers and directors as a group (7 persons)(12)	3,670,527	13.4%

*	Represents less than 1% of the outstanding shares of common stock.
(1)	The ownership information set forth in the table is based on information contained in a statement on Schedule 13G/A (the “Ariel 13G”), filed on February 12, 2016, with the SEC by Ariel Investments, LLC (“Ariel”) with respect to ownership of shares of our common stock. The Ariel 13G reflects that Ariel has sole voting power with respect to 3,415,283 shares, and sole dispositive power with respect to 4,767,365 shares of our outstanding common stock. The principal business address of Ariel is 200 E. Randolph Drive, Suite 2900, Chicago, Illinois 60601. Ariel reports on the Ariel 13G that its adviser clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, all of the reported shares.

(2)	The ownership information set forth in the table is based on information contained in a statement on Schedule 13G/A (the “FMR 13G”), filed on February 13, 2015 with the SEC by FMR LLC (“FMR”), together with Edward C. Johnson 3d, Director and Chairman of FMR, and Abigail P. Johnson, Director, Vice Chairman, Chief Executive Officer and President of FMR, with respect to ownership of shares of our common stock. The FMR 13G reflects that each of FMR, Mr. Johnson and Ms. Johnson beneficially owns 3,139,517 shares and has the sole power to dispose or direct the disposition of all such shares. The FMR 13G indicates that none of FMR, Mr. Johnson or Ms. Johnson have voting power with respect to the reported shares. In addition, the FMR 13G reflects that Fidelity Management and Research (Hong Kong) Limited (“Fidelity”), a subsidiary of FMR, is the beneficial owner of 5% or greater of the Company’s outstanding shares. Fidelity carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Board of Trustees. The address of FMR is 245 Summer Street, Boston, Massachusetts 02210.
(3)	Cross Atlantic Technology Fund II, L.P. (“Cross Atlantic Technology Fund II”) and The Co-Investment 2000 Fund, L.P. (the “Co-Investment Fund”) are limited partnerships in the business of venture capital investing. Each of these funds has appointed Cross Atlantic Capital Partners, Inc. as its investment manager. Donald R. Caldwell, a member of our Board of Directors, is a director of and controls 100% of Cross Atlantic Capital Partners, Inc. The address for each of these entities is 150 North Radnor-Chester Road Suite B101, Radnor, Pennsylvania 19087. Includes options to purchase 17,587 shares of common stock, which are exercisable within 60 days of April 26, 2016, 45,812 shares of common stock and 52,138 shares of restricted stock that are held by Donald R. Caldwell for the benefit of Cross Atlantic Technology Fund II, the Co-Investment Fund and Cross Atlantic Capital Partners, Inc.
(4)	Includes 1,170,153 shares of common stock beneficially owned by The Co-Investment Fund. The general partner of The Co-Investment Fund is Co-Invest Management, L.P. (“Co-Invest Management”). Co-Invest Capital Partners, Inc. (“Co-Invest Capital”) is the general partner of Co-Invest Management. Mr. Caldwell is a stockholder, director and officer of Co-Invest Capital. Brian Adamsky and Frederick Tecce are officers of Co-Invest Capital and Messrs. Caldwell and Tecce are sometimes identified as managing directors of The Co-Investment Fund. Messrs. Caldwell, Adamsky and Tecce may be deemed to share voting and investment power with respect to all shares held by the Co-Investment Fund.
(5)	Includes 1,047,698 shares of common stock beneficially owned by Cross Atlantic Technology Fund II. XATF Management II, L.P. (“XATF Management II”) is the general partner of Cross Atlantic Technology Fund II. Cross Atlantic Capital Partners II, Inc. is the general partner of XATF Management II. Mr. Caldwell is a director, stockholder and officer of Cross Atlantic Capital Partners II, Inc. Messrs. Adamsky and Tecce are officers of Cross Atlantic Capital Partners II, Inc., and together with Mr. Caldwell, are sometimes identified as managing directors of Cross Atlantic Technology Fund II and may be deemed to share voting and investment power with respect to all shares held by Cross Atlantic Technology Fund II.
(6)	Includes 14,136 shares of common stock and options to purchase 370,143 shares of common stock, which are exercisable within 60 days of April 26, 2016.
(7)	Includes 3,428 shares of common stock and options to purchase 89,711 shares of common stock, which are exercisable within 60 days of April 26, 2016, owned by Ms. Graffy. Also includes 2,100 shares of common stock owned by the Mardel A. Graffy Trust dtd 1/27/2005.
(8)	Includes 104,995 shares of common stock, 150,493 shares of restricted common stock and options to purchase 92,570 shares of common stock, which are exercisable within 60 days of April 26, 2016.
(9)	Includes 52,912 shares of common stock, 52,138 shares of restricted common stock and options to purchase 17,587 shares of common stock, which are exercisable within 60 days of April 26, 2016, owned by Mr. Caldwell. Also includes 2,217,851 shares of common stock beneficially owned by Cross Atlantic Technology Fund II and the Co-Investment Fund. See footnotes (3) through (5) above for a description of the relationship among Mr. Caldwell and Cross Atlantic Technology Fund II and the Co-Investment Fund.
(10)	Includes 235,472 shares of common stock, 81,907 shares of restricted common stock and options to purchase 19,491 shares of common stock, which are exercisable within 60 days of April 26, 2016, owned by Michael Mikolajczyk. Also includes options to purchase 663 shares of common stock, which are exercisable within 60 days of April 26, 2016, held by his son, Mark Mikolajczyk. Michael Mikolajczyk disclaims beneficial ownership of the shares underlying the common stock options held by Mark Mikolajczyk.

(11)	Includes 67,256 shares of common stock, 81,086 shares of restricted common stock and options to purchase 16,588 shares of common stock, which are exercisable within 60 days of April 26, 2016.
(12)	Includes 2,698,150 shares of common stock, 365,624 shares of restricted common stock and options to purchase 606,753 shares of our common stock, which are exercisable within 60 days of April 26, 2016, beneficially owned by our named executive officers and directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and to provide us copies of these reports. Based solely on a review of the copies of these reports furnished to us and written representations that no other reports were required to be filed, we believe that all such filings applicable to our officers, directors and beneficial owners of greater than 10% of our common stock were made timely during the fiscal year ended December 31, 2015.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policy and Procedures for Review, Approval or Ratification

We recognize that transactions between Rubicon and related persons present a potential for actual or perceived conflicts of interest. Our general policies with respect to such transactions are included in our Code of Ethics which is administered by our Audit Committee. All employees and members of our Board of Directors agree to be bound by the Code of Ethics. As a supplement to the Code of Ethics, the Audit Committee adopted a written policy setting out the procedures and standards to be followed for the identification and evaluation of “related party transactions.” For purposes of the policy, a related party transaction is any transaction or series of related transactions in excess of $120,000 in which we are a party and in which a “related person” has a material interest. Related persons include our directors, director nominees, executive officers, beneficial owners of 5% or more of any class of our voting securities and members of their immediate families. The Audit Committee has determined that certain transactions are deemed to be pre-approved under this policy. These include (i) transactions with another company in which the related person’s only interest is as a director or beneficial owner of less than 10% of the equity interests in that other company and (ii) certain compensation arrangements that have either been disclosed in our public filings with the SEC or approved by our Compensation Committee.

We collect information about potential related party transactions in our annual questionnaires completed by directors, executive officers and certain beneficial owners of 5% or more of any class of our voting securities. Potential related party transactions are first reviewed and assessed by our Secretary to consider the materiality of the transactions and then reported to the Audit Committee. If a related party transaction is identified during the year, it is reported promptly to the Audit Committee. The Audit Committee reviews and considers all relevant information available to it about each related party transaction. A related party transaction is approved or ratified only if the Audit Committee determines that it is in, or is not inconsistent with, our best interests and those of our stockholders and is in compliance with the Code of Ethics.

We did not have any related party transactions during 2015.

ADDITIONAL INFORMATION

2017 Stockholder Proposals for Inclusion in the Proxy Statement

Any proposal that a stockholder intends to present for action at the 2017 Annual Meeting of Stockholders (“2017 Annual Meeting”) must be received by the Company no later than January 13, 2017, in order for the proposal to be included in the proxy statement and form of proxy for the 2017 Annual Meeting. Any such proposal must meet the applicable requirements of the Exchange Act and the rules and regulations thereunder. Such proposals should be sent to Mardel A. Graffy, Secretary, Rubicon Technology, Inc., 900 East Green Street, Bensenville, Illinois 60106.

Other Stockholder Proposals and Nominations

Our bylaws prescribe the procedures that a stockholder must follow to nominate persons for election to the Board of Directors at an annual meeting or to bring other business before an annual meeting (other than matters that have been included in our proxy statement for such meeting). Any nomination or proposed business that is not made in accordance with these procedures will be disregarded. The following summary of these procedures is qualified by reference to our bylaws, a copy of which may be obtained, without charge, from Mardel A. Graffy, Secretary, Rubicon Technology, Inc., 900 East Green Street, Bensenville, Illinois 60106.

A stockholder who intends to nominate a director for election or bring other business before the 2017 Annual Meeting must deliver timely written notice thereof to Mardel A. Graffy, our Secretary, at the address for the principal executive offices shown above and must be a stockholder of record at the time notice is delivered and entitled to vote at the 2017 Annual Meeting. To be timely, the notice must be delivered to the Secretary not later than the close of business on [●], 2017 and not earlier than the close of business on [●], 2017 unless the date of the 2017 Annual Meeting is more than 30 days before or more than 60 days after [●], 2017, in which case notice must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which we first publicly announce the date of such annual meeting.

Any such notice must contain the information specified in the bylaws regarding the stockholder giving the notice and, as applicable, each person whom the stockholder wishes to nominate for election as a director and the other business proposed to be brought before the 2017 Annual Meeting.

With respect to stockholder proposals not included in the Company’s proxy statement for the 2017 Annual Meeting, the persons named in the Board of Directors’ proxy for such meeting will be entitled to exercise the discretionary voting power conferred by such proxy under the circumstances specified in Rule 14a-4(c) under the Exchange Act, including with respect to proposals not received by the Company within a reasonable time before the mailing of the proxy statement for the 2017 Annual Meeting.

“Householding” of Proxy Materials

We have delivered only one copy of the proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the affected stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of these documents was delivered. Beneficial Owners should contact their bank, broker or other nominee and Stockholders of Record should submit their requests to: Mardel A. Graffy, Secretary, Rubicon Technology, Inc., 900 East Green Street, Bensenville, Illinois 60106, Telephone: (847) 295-7000. If you are a stockholder residing at a shared address and would like to request an additional copy of the proxy materials with respect to future mailings, or to request to receive only one copy of the proxy materials if you are currently receiving multiple copies, please send your request to the Secretary at the address provided above.

COPIES OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, AS AMENDED, FOR THE FISCAL YEAR ENDED DECEMBER 31, 2015, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, CAN BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO MARDEL A. GRAFFY, SECRETARY, RUBICON TECHNOLOGY, INC., 900 EAST GREEN STREET, BENSENVILLE, ILLINOIS 60106.

[●], 2016	By Order of the Board of Directors,
Mardel A. Graffy Secretary

APPENDIX A

RUBICON TECHNOLOGY, INC.

2016 STOCK INCENTIVE PLAN

ARTICLE 1

Establishment and Purposes of the Plan

The Company established the Plan and the Board duly adopted the Plan on March 17, 2016, subject to the approval of the Company’s stockholders. The Plan replaces the Rubicon Technology, Inc. 2007 Stock Incentive Plan (the “2007 Plan”), which shall terminate as of the Effective Date of this Plan. No further awards will be granted under the 2007 Plan after its termination, however existing awards shall remain outstanding in accordance with their terms.

1.1 Purposes of the Plan. The purposes of this Plan are:

(a) to attract and retain the best available personnel for positions of substantial responsibility;

(b) to provide additional incentive to Employees, Directors and Consultants; and

(c) to promote the success of the Company’s business.

ARTICLE 2

Definitions

2.1 As used herein, the following terms shall have the meanings set forth below, unless otherwise clearly required by the context:

(a) “Adverse Conduct” means, for purposes of Article 14, any of the following:

(1) In the case of an Awardee who is an Employee, the Awardee’s rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company in violation of any noncompetition or other similar agreement between the Company and the Employee;

(2) An Awardee’s unauthorized disclosure to anyone outside the Company, or the use in other than the Company’s business, of any confidential information or material relating to the business of the Company, acquired by the Awardee either during or after employment with the Company or either during or after having provided services to the Company as a Consultant;

(3) An Awardee’s failure or refusal to disclose promptly and to assign to the Company, all right, title and interest in any invention or idea, patentable or not, made or conceived by the Awardee during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company or the failure or refusal to do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in other countries where the Awardee has a legal obligation to so disclose, assign or take such actions;

(4) Activity by the Awardee that results in termination of the Awardee’s employment or services for the Company for Cause;

(5) An Awardee’s violation of any written Company rules, policies, procedures or guidelines regarding business conduct, where such rules, policies, procedures or guidelines have been distributed or made available to the Awardee; or

(6) Any attempt directly or indirectly to induce any employee of the Company to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company in violation of any noncompetition or other similar agreement between the Company and the Employee.

(b) “Applicable Laws” means the requirements relating to the administration of stock incentive plans under U.S. state corporate laws, rules and regulations, U.S. federal and state securities laws, rules and regulations, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c) “Award” means an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award or Bonus Shares granted under the Plan.

(d) “Award Agreement” means a written or electronic agreement between an Awardee and the Company evidencing the terms and conditions of an Award granted pursuant to the Plan. An Award Agreement is subject to the terms and conditions of the Plan.

(e) “Awardee” means the Service Provider-recipient of an outstanding Award granted under the Plan.

(f) “Board” means the Board of Directors of the Company.

(g) “Bonus Shares” means Shares that are granted to a Service Provider pursuant to Article 11 of the Plan without cost and without restrictions in recognition of past performance (whether determined by reference to another employee benefit plan of the Company or otherwise) or as an incentive to become a Service Provider of the Company or a Subsidiary.

(h) “Cause” means, unless otherwise defined for a particular Awardee in an Award Agreement or in an employment or consulting agreement between the Company and such Awardee which addresses the effect of a termination for Cause (as therein defined) on benefits hereunder:

(1) an Awardee’s commission of a felony or other crime involving fraud, dishonesty or moral turpitude;

(2) an Awardee’s willful or reckless misconduct in the performance of the Awardee’s duties;

(3) an Awardee’s habitual neglect of duties; provided, however that the Awardee is given at least ten (10) days prior written notice of such habitual neglect and the opportunity to cure any curable neglect; or

(4) an Awardee’s breach or violation of any agreement between the Awardee and the Company, including but not limited to any noncompetition, nonsolicitation, or nondisclosure undertaking, or of any Company policy.

Notwithstanding the foregoing, for purposes of clauses (2) and (3) above, Cause shall not include bad judgment or negligent acts not amounting to habitual neglect of duties. An Awardee who agrees to resign his affiliation with the Company or a Subsidiary in lieu of being terminated for Cause may be deemed to have been terminated for Cause for purposes of this Plan.

(i) “Change in Control” means the occurrence of any of the following events:

(1) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(2) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(3) A change in the composition of the Board occurring within a two (2)-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are directors as of the Effective Date, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(4) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(j) “Code” means the Internal Revenue Code of 1986, as amended, and any regulations and rulings thereunder.

(k) “Committee” means the Board or the committee of the Board designated by the Board to administer this Plan in accordance with Article 4 of the Plan.

(l) “Common Stock” means the common stock, $0.001 par value, of the Company.

(m) “Company” means Rubicon Technology, Inc., a Delaware corporation.

(n) “Consultant” means a natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity (other than an Employee or Director).

(o) “Date of Grant” means the date on which the Committee completes the corporate action granting an Award or such other later date following the completion of such corporate action as is established by the Committee and set forth in the Award Agreement. Notice of a grant shall be provided to each Awardee within a reasonable time after the date of such grant.

(p) “Director” means a non-employee member of the Board.

(q) “Disability” or “Disabled” means:

(1) as to an Incentive Stock Option, a total and permanent disability as defined in Code Section 22(e)(3);

(2) as to an Award (other than an Incentive Stock Option), that constitutes “deferred compensation” for purposes of Code Section 409A:

(A) The Awardee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months;

(B) The Awardee is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company;

(C) The Awardee is determined to be totally disabled by the Social Security Administration; or

(D) The Awardee is determined to be disabled under a disability insurance program applying the definition of disability set forth in either Subsection (A) or (C) of this definition; and

(3) As to all other Awards, as determined by the Committee.

(r) “Effective Date” means the date of the Company’s 2016 annual meeting of shareholders, provided the Plan is approved by the shareholders at such meeting.

(s) “Employee” means any person, including Officers, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any regulations and rulings thereunder.

(u) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ Global Market, The NASDAQ Global Select Market or The NASDAQ Capital Market of The NASDAQ Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(2) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(3) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee by the reasonable application of a reasonable valuation method.

(v) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Code Section 422.

(w) “Modification” means any change in the terms of an Option or a Stock Appreciation Right (or change in the terms of the Plan or applicable Option or Stock Appreciation Right agreement) that may provide the holder of the Option or Stock Appreciation Right with a direct or indirect reduction in the exercise price of the Option or Stock Appreciation Right, or an additional deferral feature, or an extension or renewal of the Option or Stock Appreciation Right, regardless of whether the holder in fact benefits from the change in terms.

(1) An extension of an Option or Stock Appreciation Right refers to the granting to the holder of an additional period of time within which to exercise the Option or Stock Appreciation Right.

(2) A renewal of an Option or Stock Appreciation Right is the granting by the Company of the same rights or privileges contained in the original Option or Stock Appreciation Right on the same terms and conditions.

(3) Notwithstanding the foregoing provisions of this Section 2.1(w), it is not a Modification of an Option or Stock Appreciation Right to provide an additional period of time within which to exercise the Option or Stock Appreciation Right if such additional period of time ends no later than (i) the original term of the Option or Stock Appreciation Right, or (ii) ten (10) years, and it is not a Modification to change the terms of an Option or Stock Appreciation Right in any of the ways or for any of the purposes specifically described in applicable Treasury Regulations under Code Section 409A as not resulting in a modification, extension or renewal of a stock right, or the granting of a new stock right, for purposes of that section.

(x) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(y) “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Award grant. The Notice of Grant is part of the Award Agreement.

(z) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(aa) “Option” means a stock option granted under the Plan pursuant to Article 6 of the Plan.

(bb) “Option Agreement” means an Award Agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option granted to the Optionee pursuant to the Plan. The Option Agreement is subject to the terms and conditions of the Plan.

(cc) “Optioned Stock” means the Common Stock subject to an Option.

(dd) “Optionee” means the holder of an outstanding Option granted under the Plan.

(ee) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(ff) “Performance Award” means an Award granted under the Plan pursuant to Article 10 of the Plan.

(gg) “Performance Factors” means the performance of the Company or any Subsidiary, division, business unit or individual using one of the following measures, either on an operating or GAAP basis where applicable, and including measuring the performance of any of the following relative to a defined peer group of companies: revenue; net revenue; revenue growth; net revenue growth; earnings (including on a per share basis); earnings growth rate (including on a per share basis); earnings before interest, taxes, depreciation and amortization (“EBITDA”); total stockholder return; profitability; return on equity; return on capital; return on assets, cash flow, including free cash flow; cost savings; process improvement goals; achievement of balance sheet or income statement objective goals; product units shipped; and capital expenditures. When establishing Performance Factors for a Performance Period, the Committee may exclude any or all items that are unusual in nature or occur infrequently as determined under U.S. generally accepted accounting principles, including without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or nonrecurring items, and the cumulative effects of accounting changes.

(hh) “Performance Period” means the period of 12 months or longer, but not exceeding five years, established by the Committee in connection with the grant of an Award for which the Committee has established performance objectives.

(ii) “Plan” means this Rubicon Technology, Inc. 2016 Stock Incentive Plan, as amended from time to time.

(jj) “Restricted Stock” means Shares granted under the Plan pursuant to Article 8 of the Plan.

(kk) “Restricted Stock Agreement” means an Award Agreement between the Company and an Awardee evidencing the terms and conditions of a grant of Restricted Stock to the Awardee. The Restricted Stock Agreement is subject to the terms and conditions of the Plan.

(ll) “Restricted Stock Unit” means an Award granted under the Plan pursuant to Article 9 of the Plan.

(mm) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(nn) “SEC” means the United States Securities and Exchange Commission, or any successor thereto.

(oo) “Section 16(b)” means Section 16(b) of the Exchange Act.

(pp) “Securities Act” means the Securities Act of 1933, as amended, and any regulations and rulings thereunder.

(qq) “Service Provider” means an Employee, Director or Consultant.

(rr) “Stock Appreciation Right” means a right to receive Shares or cash from the Company pursuant to Article 7 of the Plan.

(ss) “Share” means a share of the Common Stock, as adjusted in accordance with Article 13 of the Plan.

(tt) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Code Section 424(f).

(uu) “Termination” means the termination of an Awardee’s employment or service with the Company and all Subsidiaries. An Employee’s transfer between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor does not constitute a Termination. A Service Provider for a Subsidiary shall, however, incur a Termination if the Subsidiary ceases to be a Subsidiary and the Service Provider does not immediately thereafter become a Service Provider of the Company or another Subsidiary. A Service Provider who is an Employee shall not incur a Termination in the case of any leave of absence approved by the Company, except, that:

(1) For purposes of Incentive Stock Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the one hundred eighty-first (181st) day of such leave, any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

(2) For purposes of an Award (other than an Incentive Stock Option), that constitutes “deferred compensation” for purposes of Code Section 409A, if reemployment upon expiration of a leave of absence approved by the Company is not guaranteed by statute or contract, the Awardee shall be deemed to have incurred a Termination on the one hundred eighty-first (181st) day of such leave.

2.2 In addition, certain terms used herein that are capitalized and set forth in quotes shall have the definitions ascribed to them in the first place in which they are used.

2.3 In applying the Plan’s definitions, the masculine shall include the feminine and the singular shall include the plural, and vice versa.

ARTICLE 3

Type of Awards; Shares Subject to the Plan

3.1 Types of Awards. The following types of Awards may be granted under the Plan: Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards, and Bonus Shares. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Committee at the time of grant.

3.2 Shares Subject to the Plan. Subject to adjustment as provided in Article 13 of the Plan, the maximum number of Shares which may be awarded or sold under the Plan shall be 1,900,000 Shares, plus (x) any Shares that are available for issuance (and not subject to outstanding awards) under the 2007 Plan as of the Effective Date, plus (y) any Shares subject to an award under the 2007 Plan that is outstanding as of the Effective Date and that subsequently expires unexercised, is forfeited without the delivery of shares or is settled in cash. All of the Shares that may be issued under this Plan may be issued upon the exercise of Options that qualify as Incentive Stock Options. The Shares may be authorized, but unissued, or reacquired Common Stock.

(a) If an Award covered by one or more Shares is settled in cash or is forfeited without the delivery of Shares, such Shares shall again become available for future grant or sale under the Plan (unless the Plan has been terminated).

(b) If an Option or Stock Appreciation Right expires or becomes unexercisable without having been exercised in full, the unpurchased Share or Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan;

(c) If an Optionee tenders previously-acquired Shares in payment of the exercise price of an Option or if Shares are withheld in payment of the Option exercise price, the number of Shares represented thereby shall again be available for further Awards under the Plan;

(d) If a Stock Appreciation Right is exercised and settled in Shares, the difference between the total Shares exercised and the net Shares delivered shall again be available for further awards under the Plan; and

(e) If an Awardee tenders previously-acquired Shares in satisfaction of applicable tax withholding obligations, or if any Shares covered by an Award are not delivered to the Awardee because such Shares are withheld to satisfy applicable tax withholding obligations, such Shares shall again be available for further Awards under the Plan.

3.3 Individual Award Limits. The maximum number of Shares with respect to which Awards (including but not limited to Options and Stock Appreciation Rights) that may be granted in a single calendar year to an individual Employee (including Awards that are denominated in Shares but may be settled by payment of an equivalent amount in cash) may not exceed 600,000 Shares. The maximum amount of Awards denominated in cash (including Awards that are denominated in cash but may be settled by payment of an equivalent amount in Shares) that may be granted in a single calendar year to an individual Employee may not exceed $2,400,000. No more than $200,000 worth of Awards (valued at the Fair Market Value of the Shares subject to the Awards as of the applicable grant date) may be granted to any single Director during any single calendar year.

3.4 Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by service providers of another corporation in connection with a merger or consolidation of the other corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the other corporation. The Committee may direct that the substitute Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Such substitution of any outstanding stock option or stock appreciation right must satisfy the requirements of Treasury Regulation § 1.424-1 and Code Section 409A, as applicable. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3.2 of the Plan.

ARTICLE 4

Administration of the Plan

4.1 Procedure.

(a) Multiple Administrative Bodies. The Board shall appoint a committee of the Board to administer the Plan. The committee so appointed may consist of the Board itself.

(1) The Board may appoint different committees to administer the Plan with respect to different groups of Service Providers, in which case, the Board shall specify the duties and authority of each such committee, and, to the extent such authority has been delegated by the Board, each such committee shall be the “Committee” for purposes of the Plan.

(2) The Board may delegate to the Company’s chief executive officer all or part of the Committee’s duties with respect to Awards, including the granting thereof, to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act or “covered employees” within the meaning of Code Section 162(m). To the extent such authority has been delegated by the Board, the Company’s chief executive officer shall be the “Committee” for purposes of the Plan.

(3) The Board may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Board’s delegate or delegates that were consistent with the terms of the Plan.

(4) Unless expressly delegated, the Board has reserved to itself the authority to amend, alter, suspend or terminate the Plan.

(5) Members of the Board who are also Employees shall not participate in any deliberations of the Board or any committee thereof regarding the granting of Awards to Directors.

(b) Code Section 162(m). To the extent that the Committee determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Code Section 162(m), the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Code Section 162(m).

(c) Rule 16b-3. To the extent that the Committee determines it to be desirable to qualify transactions hereunder as exempt under Rule 16b-3, the Plan shall be administered by a Committee of two or more “non-employee directors” within the meaning of Rule 16-3 and the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(d) Exchange Requirements. To the extent required, the Plan shall be administered by a Committee of “independent directors” within the meaning of any applicable stock exchange rule.

4.2 Powers of the Committee. Subject to the provisions of the Plan and subject to the specific duties delegated by the Board to such Committee, the Committee shall have the authority, in its sole discretion:

(a) to determine type of Awards (i.e., Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards and/or Bonus Shares) to be granted hereunder;

(b) to determine the Fair Market Value;

(c) to select the Service Providers to whom Awards may be granted;

(d) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(e) to approve forms of agreements for use under the Plan;

(f) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to:

(1) in the case of an Option or Stock Appreciation Right, the time or times when Options may be exercised (which may be based on performance objectives);

(2) in the case of a grant of Restricted Stock, the amount (if any) of the consideration to be paid by a Service Provider for such Restricted Stock;

(3) any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Committee, in its sole discretion, shall determine;

(g) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(h) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(i) to modify or amend each Award (subject to Article 16 of the Plan);

(j) to allow Optionees to satisfy exercise price obligations and Awardees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued under an Award that number of Shares having a Fair Market Value equal to the amount of the exercise price or the minimum statutory amount of the taxes required to be withheld (or such larger amount of taxes that may be permitted to be withheld in the future without resulting in the classification of the Award as a liability award for accounting purposes). The Fair Market Value of the Shares to be withheld shall be determined on the date that the Option is to be exercised or the amount of tax to be withheld is to be determined. All elections by an Awardee to have Shares withheld for these purposes shall be made in such form and under such conditions as the Committee may deem necessary or advisable;

(k) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Committee;

(l) to cancel any unexpired or unpaid Options if at any time the Committee determines the Optionee is not in compliance with the terms and conditions (including, but not limited to any noncompete or nonsolicitation provisions) of the Option Agreement related to such Options; and

(m) to make all other determinations deemed necessary or advisable for administering the Plan.

4.3 Effect of Committee’s Decision. The Committee’s decisions, determinations and interpretations shall be final and binding on all Awardees and any other holders of Awards. No member of the Board or of any of the Committees administering the Plan shall be liable for any action or determination made with respect to the Plan or any grant thereunder.

4.4 Repricing.

(a) “Repricing” means, with respect to an Option or Stock Appreciation Right, any of the following: (i) the lowering of the exercise price after the Date of Grant, other than in connection with a recapitalization event described in Section 13.1; (ii) the taking of any other action that is treated as a repricing under generally accepted accounting principles; or (iii) the cancellation of the Option or Stock Appreciation Right at a time when its exercise price (or, with respect to the Stock Appreciation Right, the Fair Market Value of the Shares covered by the Stock Appreciation Right on the Date of Grant) exceeds the Fair Market Value of the underlying Shares in exchange for cash or any Award, unless the cancellation and exchange occurs in connection with a Change in Control.

(b) The Committee is prohibited from Repricing any Option or Stock Appreciation Right without the prior approval of the stockholders of the Company with respect to the proposed Repricing.

ARTICLE 5

Eligibility

5.1 The Committee may grant Nonstatutory Stock Options, Restricted Stock, Restricted Stock Awards, Performance Awards, and Bonus Shares to all Service Providers. Incentive Stock Options may be granted only to Employees. The provisions of Awards need not be the same with respect to each recipient. Each grant of an Award shall be confirmed by, and subject to the terms of an Award Agreement.

ARTICLE 6

Options

6.1 Generally. Subject to the limitations of the Plan, the Committee may make grants of Options to Service Providers.

6.2 Designation As Either An Incentive Stock Option or As A Nonstatutory Stock Option; $100,000 Limitation. Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds One Hundred Thousand Dollars ($100,000), such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6.2, Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

6.3 Option Term. The term of each Option shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

6.4 Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Committee, subject to the following:

(a) In the case of an Incentive Stock Option,

(1) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the Date of Grant.

(2) granted to any Employee other than an Employee described in paragraph (1) immediately above, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the Date of Grant.

(b) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Committee; provided, however, that the per Share exercise price shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the Date of Grant.

6.5 Waiting Period and Exercise Dates. At the time an Option is granted, the Committee shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. Each Option shall have a minimum vesting period of at least twelve (12) months after the Date of Grant, subject to any terms of the Option that permit accelerated vesting on account of the Optionee’s death or Disability or the occurrence of a Change in Control.

6.6 Form of Consideration. The Committee shall determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist entirely of:

(a) cash;

(b) check;

(c) other Shares (including Shares issuable upon exercise of the Option) which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(d) consideration received by the Company under a broker-assisted cashless exercise program implemented by the Company in connection with the Plan to the extent permitted by Applicable Laws;

(e) a reduction in the amount of any Company liability to the Optionee;

(f) any combination of the foregoing methods of payment; or

(g) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

In the case of an Incentive Stock Option, the Committee shall determine the acceptable form of consideration at the time of grant.

6.7 Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Option Agreement. Unless the Committee provides otherwise, vesting of any Option granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

(a) An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, (ii) full payment for the Shares with respect to which the Option is exercised, and (iii) any written representations, covenants, and undertakings that the Company may prescribe in the Option Agreement. Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Article 13 of the Plan.

(b) Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(c) The Committee may suspend the right to exercise a Stock Option at any time when the Committee determines that allowing the exercise and issuance of Stock would violate any federal or state securities or other laws. The Committee may provide that any time periods to exercise the Stock Option are extended during a period of suspension.

6.8 Notification under Code Section 83(b). If the Optionee, in connection with the exercise of any Option, makes the election permitted under Code Section 83(b) to include in such Optionee’s gross income in the year of transfer the amounts specified in Code Section 83(b), then such Optionee shall notify the Company of such election within ten (10) days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b). The Committee may, in connection with the grant of an Option or at any time thereafter prior to such an election being made, prohibit an Optionee from making the election described above.

6.9 Buyout Provisions. Subject to Section 4.4, the Committee may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Committee shall establish and communicate to the Optionee at the time that such offer is made.

6.10 Modifications Generally Prohibited. Once granted, no Modification shall be made in respect to any Option if such Modification would result in the Option constituting a deferral of compensation or having an additional deferral feature within the meaning of applicable Treasury Regulations under Code Section 409A.

6.11 Non-Transferability of Options. An Option that is an Incentive Stock Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. Unless determined otherwise by the Committee, a Nonstatutory Stock Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee. If the Committee grants a Nonstatutory Stock Option that is transferable, the Option Agreement for such Nonstatutory Stock Option shall contain such additional terms and conditions governing the Option’s transferability as the Committee deems appropriate.

6.12 Termination of Service Provider For Cause. If a Service Provider is terminated for Cause, any unexercised Option shall terminate effective immediately upon such termination.

6.13 Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested and exercisable on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement); provided, however, that the time specified in the Option Agreement shall not be less than six (6) months. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

6.14 Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested and exercisable on the date of death; provided, however, that the time specified in the Option Agreement shall not be less than six (6) months. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for six (6) months following the Optionee’s death. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee’s estate or, if none, by the person(s) entitled to exercise the Option under the Optionee’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

6.15 For Any Other Reason. If an Optionee ceases to be a Service Provider, other than for Cause or upon the Optionee’s death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested and exercisable on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement); provided, however, that the time specified in the Option Agreement shall not be less than thirty (30) days. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Committee, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

ARTICLE 7

Stock Appreciation Rights

7.1 Generally. Subject to the limitations of the Plan, the Committee may grant Stock Appreciation Rights to Service Providers. Stock Appreciation Rights may be granted in connection with, and on the same Date of Grant, as all or any part of an Option to a Service Provider or may be granted as a separate Award.

7.2 Stock Appreciation Rights Not Granted In Connection With Options. The following provisions apply to all Stock Appreciation Rights that are not granted in connection with Options:

(a) Described. A Stock Appreciation Right shall entitle the Awardee, upon exercise of all or any part of the Stock Appreciation Right, to receive in exchange from the Company an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Shares covered by the surrendered Stock Appreciation Right over (y) the Fair Market Value of the Shares on the Date of Grant of the Stock Appreciation Right. The Committee may not revise or amend a Stock Appreciation Right to reduce the Fair Market Value of the Stock Appreciation Right on the Date of Grant, except as provided in Article 13 of the Plan.

(b) Term. The term of each Stock Appreciation Right shall be ten (10) years from the Date of Grant or such shorter term as may be provided in the Award Agreement. No Stock Appreciation Right may be exercised after the expiration of its term.

(c) Waiting Period and Exercise Dates. At the time a Stock Appreciation Right is granted, the Committee shall fix the period within which the Stock Appreciation Right may be exercised and shall determine any conditions which must be satisfied before the Stock Appreciation Right may be exercised. A Stock Appreciation Right may only be exercised at a time when the Fair Market Value of the Shares covered by the Stock Appreciation Right exceeds the Fair Market Value of the Shares on the Date of Grant of the Stock Appreciation Right. Each Stock Appreciation Right shall have a minimum vesting period of at least twelve (12) months after the Date of Grant, subject to any terms of the Stock Appreciation Right that permit accelerated vesting on account of the Optionee’s death or Disability or the occurrence of a Change in Control.

(d) Exercise. Any Stock Appreciation Right granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. Unless the Committee provides otherwise, vesting of any Stock Appreciation Right granted hereunder shall be tolled during any unpaid leave of absence. A Stock Appreciation Right may not be exercised for a fraction of a Share.

(e) Effect of Exercise Upon Available Shares. Exercising a Stock Appreciation Right in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Stock Appreciation Right, by the total number of Shares as to which the Stock Appreciation Right is exercised.

(f) Notification under Code Section 83(b). If the Awardee, in connection with the exercise of any Stock Appreciation Right, makes the election permitted under Code Section 83(b) to include in such Awardee’s gross income in the year of transfer the amounts specified in Code Section 83(b), then such Awardee shall notify the Company of such election within ten (10) days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b). The Committee may, in connection with the grant of a Stock Appreciation Right or at any time thereafter prior to such an election being made, prohibit an Awardee from making the election described above.

(g) Buyout Provisions. Subject to Section 4.4, the Committee may at any time offer to buy out for a payment in cash or Shares a Stock Appreciation Right previously granted based on such terms and conditions as the Committee shall establish and communicate to the Awardee at the time that such offer is made.

(h) Non-Transferability of Stock Appreciation Rights. Unless determined otherwise by the Committee, a Stock Appreciation Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Awardee, only by the Awardee. If the Committee grants a Stock Appreciation Right that is transferable, the Award Agreement for such Stock Appreciation Right shall contain such additional terms and conditions governing the Stock Appreciation Right’s transferability as the Committee deems appropriate.

(i) Termination of Service Provider For Cause. If a Service Provider is terminated for Cause, any unexercised Stock Appreciation Right shall terminate effective immediately upon such termination.

(j) Disability of Awardee. If an Awardee ceases to be a Service Provider as a result of the Awardee’s Disability, the Awardee may exercise his or her Stock Appreciation Right within such period of time as is specified in the Award Agreement to the extent the Stock Appreciation Right is vested and exercisable on the date of termination (but in no event later than the expiration of the term of such Stock Appreciation Right as set forth in the Award Agreement); provided, however, that the time specified in the Award Agreement shall not be less than six (6) months. In the absence of a specified time in the Award Agreement, the Stock Appreciation Right shall remain exercisable for twelve (12) months following the Awardee’s termination. If, on the date of termination, the Awardee is not vested as to his or her entire Stock Appreciation Right, the Shares covered by the unvested portion of the Stock Appreciation Right shall revert to the Plan. If after termination, the Awardee does not exercise his or her Stock Appreciation Right within the time specified herein, the Stock Appreciation Right shall terminate, and the Shares covered by such Stock Appreciation Right shall revert to the Plan.

(k) Death of Awardee. If an Awardee dies while a Service Provider, the Stock Appreciation Right may be exercised within such period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Stock Appreciation Right as set forth in the Notice of Grant), by the Awardee’s estate or by a person who acquires the right to exercise the Stock Appreciation Right by bequest or inheritance, but only to the extent that the Stock Appreciation Right is vested and exercisable on the date of death; provided, however, that the time specified in the Award Agreement shall not be less than six (6) months. In the absence of a specified time in the Award Agreement, the Stock Appreciation Right shall remain exercisable for six (6) months following the Awardee’s death. If, at the time of death, the Awardee is not vested as to his or her entire Stock Appreciation Right, the Shares covered by the unvested portion of the Stock Appreciation Right shall immediately revert to the Plan. The Stock Appreciation Right may be exercised by the executor or administrator of the Awardee’s estate or, if none, by the person(s) entitled to exercise the Stock Appreciation Right under the Awardee’s will or the laws of descent or distribution. If the Stock Appreciation Right is not so exercised within the time specified herein, the Stock Appreciation Right shall terminate, and the Shares covered by such Stock Appreciation Right shall revert to the Plan.

(l) For Any Other Reason. If an Awardee ceases to be a Service Provider, other than for Cause or upon the Awardee’s death or Disability, the Awardee may exercise his or her Stock Appreciation Right within such period of time as is specified in the Award Agreement to the extent that the Stock Appreciation Right is vested and exercisable on the date of termination (but in no event later than the expiration of the term of such Stock Appreciation Right as set forth in the Award Agreement); provided, however, that the time specified in the Award Agreement shall not be less than thirty (30) days. In the absence of a specified time in the Award Agreement, the Stock Appreciation Right shall remain exercisable for three months following the Awardee’s termination. If, on the date of termination, the Awardee is not vested as to his or her entire Stock Appreciation Right, the Shares covered by the unvested portion of the Stock Appreciation Right shall revert to the Plan. If, after termination, the Awardee does not exercise his or her Stock Appreciation Right within the time specified by the Committee, the Stock Appreciation Right shall terminate, and the Shares covered by such Stock Appreciation Right shall revert to the Plan.

7.3 Stock Appreciation Rights Granted In Connection With Options. The following provisions apply to all Stock Appreciation Rights that are granted in connection with Options:

(a) A Stock Appreciation Right granted in connection with an Option must be granted on the same Date of Grant as the Option to which it relates.

(b) A Stock Appreciation Right granted in connection with an Option shall entitle the Awardee, upon exercise of all or any part of the Stock Appreciation Right, to surrender to the Company unexercised that portion of the underlying Option relating to the same number of Shares as is covered by the Stock Appreciation Right (or the portion of the Stock Appreciation Right so exercised) and to receive in exchange from the Company an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Shares covered by the surrendered portion of the underlying Option over (y) the exercise price of the Shares covered by the surrendered portion of the underlying Option.

(c) Upon the exercise of a Stock Appreciation Right and surrender of the related portion of the underlying Option, the Option, to the extent surrendered, shall not thereafter be exercisable.

(d) Subject to any further conditions upon exercise imposed by the Committee, a Stock Appreciation Right shall be exercisable only to the extent that the related Option is exercisable and a Stock Appreciation Right shall lapse or be forfeited no later than the date on which the related Option lapses or if forfeited.

(e) A Stock Appreciation Right shall terminate and shall no longer be exercisable upon the exercise of the related Option.

(f) The Stock Appreciation Right is only transferable when the related Options are otherwise transferable.

(g) A Stock Appreciation Right may only be exercised at a time when the Fair Market Value of the Shares covered by the Stock Appreciation Right exceeds the exercise price of the Shares covered by the underlying Option.

7.4 Form of Payment. The manner in which the Company’s obligation arising upon the exercise of a Stock Appreciation Right shall be paid shall be determined by the Committee and shall be set forth in the Award Agreement. The Award Agreement may provide for payment in (i) Shares, (ii) cash, or (iii) a fixed combination of Shares or cash, or the Committee may reserve the right to determine the manner of payment at the time the Stock Appreciation Right is exercised. Shares of Common Stock issued upon the exercise of a Stock Appreciation Right shall be valued at their Fair Market Value on the date of exercise. Any Shares issued upon exercise of a Stock Appreciation Right shall be issued in the name of the Awardee or, if requested by the Awardee, in the name of the Awardee and his or her spouse. Until Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), in payment of a Stock Appreciation Right, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Stock Appreciation Right, notwithstanding the exercise of the Stock Appreciation Right. The Company shall issue (or cause to be issued) Shares that are to be issued in payment of a Stock Appreciation Right promptly after the Stock Appreciation Right is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Article 13 of the Plan.

7.5 Procedure for Exercise; Rights As a Stockholder. A Stock Appreciation Right shall be deemed exercised when the Company receives a written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Stock Appreciation Right. In addition, if the Stock Appreciation Right provides for the delivery of Shares in settlement of the Company’s obligation under the Stock Appreciation Right, prior to the delivery of Shares, the Company must also receive from the person entitled to exercise the Stock Appreciation Right any written representations, covenants, and undertakings that the Company may prescribe in the Award Agreement.

7.6 Modifications Generally Prohibited. Once granted, no Modification shall be made in respect to any Stock Appreciation Right if such Modification would result in the Stock Appreciation Right constituting a deferral of compensation or having an additional deferral feature within the meaning of applicable Treasury Regulations under Code Section 409A.

ARTICLE 8

Restricted Stock

8.1 Generally. Subject to the limitations of the Plan, the Committee may make grants of Restricted Stock to Service Providers.

8.2 Administration. Shares of Restricted Stock may be granted either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Service Providers to whom, and the time(s) at which grants of Restricted Stock will be made, the number of shares to be awarded to any Service Provider, the amount of the consideration (if any) that is to be paid, the time(s) within which, and the conditions under which such Restricted Stock may be subject to forfeiture, and any other terms and conditions of the Awards, in addition to those contained in this Article 8.

8.3 Awards and Certificates. As a condition to the grant of Restricted Stock under the Plan, each Awardee shall execute and deliver to the Company (i) an agreement in form and substance satisfactory to the Committee reflecting the conditions and restrictions imposed upon the Shares awarded, (ii) the consideration, if any, to be paid for the Shares, and (iii) any written representations, covenants, and undertakings that the Committee may prescribe in the Restricted Stock Agreement. Certificates for Shares delivered pursuant to such Awards may, if the Committee so determines, bear a legend referring to the restrictions and the instruments to which such Shares of Restricted Stock are subject.

8.4 Form of Consideration. The consideration for Restricted Stock (if any) shall consist entirely of cash.

8.5 Notification under Code Section 83(b). If, in connection with a grant of Restricted Stock, the Awardee makes the election permitted under Code Section 83(b) to include in such Awardee’s gross income in the year of transfer the amounts specified in Code Section 83(b), then such Awardee shall notify the Company of such election within ten (10) days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b). The Committee may, in connection with the grant of Restricted Stock or at any time thereafter prior to such an election being made, prohibit an Awardee from making the election described above.

8.6 Buyout Provisions. The Committee may at any time offer to buy out for a payment in cash, Restricted Stock previously granted based on such terms and conditions as the Committee shall establish and communicate to the Awardee at the time that such offer is made.

8.7 Terms and Conditions. Subject to the provisions of the Plan and the applicable Restricted Stock Agreement, during a period set by the Committee, commencing with the date of such Award (the “Restriction Period”), the Awardee shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock. The Committee may provide for the lapse of such restrictions in installments or otherwise based on period of service, performance of the Awardee or of the Company for which the Awardee is employed or such other factors or criteria as the Committee may determine.

8.8 Rights as a Stockholder. Except as otherwise provided in this Plan and the applicable Restricted Stock Agreement, the Awardee shall have, with respect to the Shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the Shares and the right to receive any cash dividends. Absent a provision regarding the disposition of dividends in the applicable Restricted Stock Agreement, any dividend payable with respect to Restricted Stock shall be paid to the Service Provider no later than the end of the calendar year in which the same dividends on Shares are paid to the stockholders of such Shares generally, or if later, the 15th day of the third month following the date on which the same dividends on Shares are paid to the Shares’ stockholders; provided that no dividends with respect to performance-vested Restricted Shares shall be distributed unless and until the Restricted Shares vest.

8.9 Termination for Cause. If a Service Provider is terminated for Cause, any Restricted Stock previously granted to the Service Provider that remains unvested as of the date of termination shall be forfeited effective immediately upon such termination.

8.10 Termination Other Than for Cause. Except as otherwise provided in the applicable Restricted Stock Agreement or as determined by the Committee, if a Service Provider ceases to be a Service Provider other than for Cause, any Restricted Stock previously granted to the Service Provider that remains unvested as of the date of cessation shall be forfeited immediately upon such cessation.

ARTICLE 9

Restricted Stock Units

9.1 Generally. Subject to the limitations of the Plan, the Committee may make grants of Restricted Stock Units to Service Providers. A Restricted Stock Unit is the grant of a right to receive a Share of Common Stock or the Fair Market Value in cash of a Share of Common Stock, in the future, at such time and contingent upon such terms as the Committee shall establish.

9.2 Administration. Restricted Stock Units may be granted either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Service Providers to whom, and the time(s) at which grants of Restricted Stock Units will be made, the number of Restricted Stock Units to be awarded to any Service Provider, the time(s) within which, and the conditions under which such Restricted Stock Unit may be subject to forfeiture, and any other terms and conditions of the Awards, in addition to those contained in this Article 9.

9.3 Terms and Conditions. The Committee shall establish as to each grant of Restricted Stock Units the terms and conditions upon which such Restricted Units shall become vested. The Committee may base the vesting of Restricted Stock Units upon (i) the continued employment or service of the Awardee, (ii) the achievement of performance objectives, or (iii) a combination thereof. The Committee may provide for the vesting of Restricted Stock Units in installments or otherwise based on period of service, performance of the Awardee or of the Company for which the Awardee is employed or such other factors or criteria as the Committee may determine.

9.4 Dividend Equivalents. If (and only if) expressly authorized in the applicable Award Agreement, in the event that the Company pays any cash or other dividend or makes any other distribution in respect of the Common Stock, a Service Provider will be credited with an additional number of Restricted Stock Units (including fractions thereof) determined by dividing (i) the amount of cash, or the value (as determined by the Committee) of any securities or other property, paid or distributed in respect of a Share by (ii) the Fair Market Value of a Share for the date of such payment or distribution, and multiplying the result of such division by (iii) the number of Restricted Stock Units that were credited to a Service Provider immediately prior to the date of the dividend or other distribution. Credits shall be made effective as of the date of the dividend or other distribution in respect of the Common Stock to the bookkeeping account to which the Service Provider’s Restricted Stock Units are credited. Dividends credited to a Service Provider shall be subject to the same restrictions and shall be distributed at the same time and in the same manner as the Restricted Stock Units to which they relate.

9.5 Non-Transferability. Restricted Stock Units may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner.

9.6 No Rights as a Stockholder. A Service Provider who is to receive settlement of his or her vested Restricted Stock Units by the delivery of Shares shall have no rights as a stockholder of the Company until the Shares are actually issued to the Service Provider pursuant to the terms of the applicable Award Agreement. The Shares may be issued without consideration.

9.7 Termination for Cause. If a Service Provider is terminated for Cause, any Restricted Stock Units previously granted to the Service Provider that have not been settled by the delivery of cash or Shares shall be forfeited effective immediately upon such termination.

9.8 Termination Other Than for Cause. Except as otherwise provided in the applicable Award Agreement or as determined by the Committee, if a Service Provider ceases to be a Service Provider other than for Cause, any Restricted Stock Units previously granted to the Service Provider that remain unvested as of the date of cessation shall be forfeited immediately upon such cessation.

9.9 Form of Payment. The manner in which the Company shall settle its obligation (if any) arising out of a grant of Restricted Stock Units shall be determined by the Committee and shall be set forth in the Award Agreement. The Award Agreement may provide for payment in (i) Shares, (ii) cash, or (iii) a fixed combination of Shares or cash, or the Committee may reserve the right to determine the manner of payment at the time that the Restricted Stock Units are settled.

(a) Shares of Common Stock issued in settlement of Restricted Stock Units shall be valued at (i) their Fair Market Value on the date of payment for purposes of determining the amount of compensation paid to the Awardee, and (ii) as provided in the Award Agreement for any other purpose.

(b) In addition, if the Award Agreement for a grant of Restricted Stock Units provides for the delivery of Shares in settlement of the Company’s obligation under the Award, prior to the delivery of any Shares, the Company must also receive from the Awardee any written representations, covenants, and undertakings that the Company may prescribe in the Award Agreement.

(c) Any Shares issued upon settlement of Restricted Stock Units shall be issued in the name of the Awardee or, if requested by the Awardee, in the name of the Awardee and his or her spouse. Until Shares are actually issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), in settlement of Restricted Stock Units, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Article 13 of the Plan.

ARTICLE 10

Performance Awards

10.1 Generally. Subject to the limitations of the Plan, the Committee may make grants of Performance Awards to Service Providers who are Employees. A Performance Award shall consist of the right to receive a payment that is contingent upon the attainment of one or more performance objectives during a Performance Period. Performance Awards may be denominated in cash (e.g., units valued at $100 at target level of performance) or Shares. Each grant of Performance Awards shall be evidenced by an Award Agreement, which shall set forth the terms and conditions of the Performance Award.

10.2 Establishment of Performance Criteria. On or prior to the Date of Grant of a Performance Award, the Committee shall establish for such Performance Award:

(a) The Performance Period;

(b) One or more performance objectives;

(c) The formula for determining the amount or amounts that shall be earned under the Performance Award, if any, based upon the degree of attainment of the applicable performance objectives;

(d) The conditions under which an Awardee shall forfeit the Performance Award; and

(e) Such other terms and conditions that the Committee shall establish.

10.3 Performance Objectives. Performance objectives may include a threshold level of performance below which no payout or vesting will occur, target levels of performance at which a full payout of full vesting will occur, and/or a maximum level of performance at which a specified additional payout or vesting will occur. Unless otherwise provided in the Award Agreement, the Committee shall have the right to reduce or increase the amount payable to an Awardee with respect to an Award from the amount that would be payable by application of the Award’s formula.

10.4 Determination of Award Amount. At the expiration of the Performance Period, the Committee shall determine (i) the extent to which the predetermined performance objectives have been achieved during the Performance Period, (ii) the resulting value of the Performance Awards, and (iii) the payment, if any, owed to the Awardee.

10.5 Non-Transferability. Performance Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner.

10.6 Form of Payment. The manner in which the Company shall settle its obligation (if any) arising out of the grant of a Performance Award shall be determined by the Committee and shall be set forth in the Award Agreement. The Award Agreement may provide for payment in (i) Shares, (ii) cash, or (iii) a fixed combination of Shares or cash, or the Committee may reserve the right to determine the manner of payment at the time the Performance Award is settled.

(a) Shares of Common Stock issued in settlement of a Performance Award shall be valued at (i) their Fair Market Value on the date of payment for purposes of determining the amount of compensation paid to the Awardee, and (ii) as provided in the Award Agreement for any other purpose (e.g., for purpose of converting a Performance Award denominated in cash into Shares for purposes of payment).

(b) In addition, if the Award Agreement for a Performance Award provides for the delivery of Shares in settlement of the Company’s obligation under the Award, prior to the delivery of any Shares, the Company must also receive from the Awardee any written representations, covenants, and undertakings that the Company may prescribe in the Award Agreement.

(c) Any Shares issued upon settlement of Performance Awards shall be issued in the name of the Awardee or, if requested by the Awardee, in the name of the Awardee and his or her spouse. Until Shares are actually issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), in settlement of a Performance Award grant, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Article 13 of the Plan.

ARTICLE 11

Bonus Shares

11.1 Generally. Subject to the limitations of the Plan, the Committee may grant Bonus Shares to any Service Provider, in such amount and upon such terms, at any time and from time to time as the Committee in its sole discretion shall determine.

11.2 Awards and Certificates. Prior to the delivery of any Shares to the Awardee in payment of a grant of Bonus Shares, the Company must receive from the Awardee any written representations, covenants, and undertakings that the Company may prescribe in the Award Agreement. Any Shares issued with respect to a grant of Bonus Shares shall be issued in the name of the Awardee or, if requested by the Awardee, in the name of the Awardee and his or her spouse. Until Shares are actually issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Article 13 of the Plan.

11.3 Non-Transferability. Until actually delivered to the Awardee, Bonus Shares may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner.

ARTICLE 12

Designation of Awards as Performance-Based Compensation

The Committee may designate an Award of Restricted Stock, Restricted Stock Units, or Performance Awards as intended to qualify as “performance based compensation” within the meaning of Code Section 162(m).

12.1 Any Award of Restricted Stock, Restricted Stock Units, or any Performance Award that is intended to qualify as performance-based compensation shall be, to the extent required by Code Section 162(m), either (i) conditioned upon the attainment of one or more Performance Factors, or (ii) granted based upon the achievement of one or more Performance Factors.

12.2 Any Award of Restricted Stock, Restricted Stock Units, or any Performance Award that is intended to qualify as performance-based compensation shall also be subject to the following:

(a) No later than ninety (90) days following the commencement of each Performance Period (or such other time as may be required or permitted by Code Section 162(m)), the Committee shall, in writing, (1) grant a target number of Shares or units, (2) select the performance goal or goals applicable to the Performance Period, and (3) specify the relationship between performance goals and the number of Shares or units that may be earned by an Awardee for such Performance Period.

(b) Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable performance objectives have been achieved and the number of units or Shares, if any, earned by an Awardee for such Performance Period.

(c) In determining the number of units or Shares earned by an Awardee for a given Performance Period, subject to any applicable Award Agreement, the Committee shall have the right to reduce (but not increase) the amount earned at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

ARTICLE 13

Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale

13.1 Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan as well as the price per Share covered by each outstanding Option and the base amount per Share of each Stock Appreciation Right, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Share, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”; provided, however, that with respect to Incentive Stock Options, no such adjustment shall be authorized to the extent that such adjustment would cause the Plan to violate Code Section 422(b)(1); provided further, that with respect to Options and Stock Appreciation Rights, no such adjustment shall be authorized to the extent such adjustment would cause the Options and Stock Appreciation Rights to become “deferred compensation” subject to Code Section 409A. Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

ARTICLE 14

Cancellation and Rescission of Awards

14.1 Cancellation of Awards. Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold, or otherwise limit or restrict any unexercised (in the case of Options or Stock Appreciation Rights), unvested, or unpaid Award at any time if the Awardee is not in compliance with all applicable provisions of the Award Agreement and the Plan, or if the Awardee has engaged in any Adverse Conduct.

14.2 Certification of Compliance May Be Required. Upon exercise, payment or delivery pursuant to an Award, the Committee may require the Awardee to certify, in a manner acceptable to the Company, that the Awardee is in compliance with the terms and conditions of the Plan.

14.3 Rescission of Awards. Unless the Award Agreement specifies otherwise, for a period of two (2) years following the exercise, payment or delivery of an Award (the “Rescission Period”), the Committee may rescind any such exercise, payment, or delivery of the Award upon its determination that the Awardee has engaged in Adverse Conduct prior to the delivery of the Award or during the Rescission Period. In the event of any such rescission, the Awardee shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery, in such manner and on such terms and conditions as may be required.

14.4 Awards Subject to Clawback Policy. Any Awards granted pursuant to this Plan shall be subject to any recoupment or clawback policy that is adopted by, or applicable to, the Company.

ARTICLE 15

Change in Control Provisions

15.1 In the event of a merger or Change in Control described in Section 2.1(i)(2) or (i)(4) in which the Company is not the surviving corporation (including a reverse merger in which the Company is the surviving corporation but the Company’s common stock is converted into other property or cash), then, subject to Section 15.2 below, each outstanding Award will be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.

15.2 In the event of a merger or Change in Control described in Section 2.1(i)(2) or (i)(4) in which the Company is not the surviving corporation and the successor corporation does not assume or substitute for the Award, the Awardee will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, the Awards will vest either (i) on a pro-rata basis based on target performance and the Participant’s days of service during the entire performance period or (ii) based on actual performance through the date of the merger or Change in Control, as determined by the Committee. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control described in Section 2.1(i)(2) or (i)(4) in which the Company is not the surviving corporation, the Committee will notify the Awardee in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Committee in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

15.3 For the purposes of this Article 15, an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, or Performance Award, for each Share subject to such Award (or in the case of an Award settled in cash, the number of implied shares determined by dividing the value of the Award by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

15.4 Notwithstanding anything in this Article 15 to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Awardee’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

ARTICLE 16

Amendment and Termination of the Plan

16.1	Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

16.2 Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

16.3 Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Awardee, unless mutually agreed otherwise between the Awardee and the Committee, which agreement must be in writing and signed by the Awardee and the Company. Termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

ARTICLE 17

Conditions Upon Issuance of Shares

17.1 Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance. Under no circumstances shall the Company be obligated to effect or maintain any registration under the Securities Act or other similar Applicable Laws.

17.2 Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

17.3	Restrictions on Share Transferability.

(a) Generally. The Committee may include in the Award Agreement such restrictions on any Shares acquired pursuant to the exercise or vesting of an Award as it may deem advisable, including restrictions under applicable federal securities laws.

(b) Market Standoff. In the event of an underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, no person may sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose of or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any Shares issued pursuant to an Award granted under the Plan without the prior written consent of the Company or its underwriters. Such limitations shall be in effect for such period of time as may be requested by the Company or such underwriters; provided, however, that in no event shall such period exceed two hundred fourteen (214) days following the effective date of the registration statement.

(1) In the event of any stock split, stock dividend, recapitalization, combination of Shares, exchange of Shares or other change affecting the Company’s outstanding Common Stock effected as a class without the Company’s receipt of consideration, any new, substituted or additional securities distributed with respect to the purchased Shares shall be immediately subject to the provisions of this Section 17.3(b), to the same extent the purchased Shares are at such time covered by such provisions.

(2) In order to enforce the limitations of this Section 17.3(b), the Company may impose stop-transfer instructions with respect to the purchased shares until the end of the applicable stand off period.

ARTICLE 18

Additional Provisions

18.1 Term of Plan. Subject to Section 18.6 of the Plan, the Plan became effective upon its original adoption by the Board. It shall continue in effect for a term of ten (10) years from such original adoption by the Board unless terminated earlier under Article 16 of the Plan.

18.2 Unfunded Status of Plan. It is intended that the Plan shall constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver stock or make payments; provided, however, that the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

18.3 No Right to Continue As A Service Provider. Neither the Plan nor any Award shall confer upon an Awardee any right with respect to continuing the Awardee’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the Awardee’s right or the Company’s right to terminate such relationship at any time, with or without Cause.

18.4 Inability to Obtain Authority. The inability or failure of the Company to obtain authority from any regulatory body having jurisdiction (including, without limitation, effectiveness of a registration statement under the Securities Act), which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

18.5 Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

18.6 Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws. If such stockholder approval is not obtained, all Awards granted under the Plan shall be cancelled.

18.7 No Right to Participation. No Employee, Director or Consultant shall have the right to be selected to receive an Award, or, having been so selected, to be selected to receive a future Award.

18.8 Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business or assets of the Company.

18.9 Severability. If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

18.10 Designation of Beneficiary. The Committee may establish procedures allowing an Awardee to designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the Awardee’s death.

18.11 Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of Illinois.

18.12 Code Section 409A. To the extent that any Award shall constitute “deferred compensation” subject to Code Section 409A, such Award shall be administered in accordance with the requirements of Code section 409A(a)(2)(A)(i), which prohibits the distribution of compensation subject to Code section 409A to a “specified employee” of a publicly traded company any earlier than six months after the date of separation of service in the case of a distribution by reason of a separation of service.

[END OF PLAN]

APPENDIX B

SUPPLEMENTAL INFORMATION REGARDING PARTICIPANTS

This Appendix sets forth certain information regarding each person who, under the rules of the SEC, is considered to be a participant in our solicitation of proxies from our stockholders in connection with the Annual Meeting (collectively, the “Participants”).

Nominees, Continuing Directors and Other Participants

Information regarding the present principal occupation of our nominees (Don N. Aquilano & Donald R. Caldwell) and continuing directors (William F. Weissman, Raymond J. Spencer and Michael E. Mikolajczyk) is set forth under “Nominees for Election to a Three-Year Term” and “Directors Whose Terms Do Not Expire this Year.” Information regarding Mardel A. Graffy, whose present principal occupation is to serve as our Chief Financial Officer, Treasurer and Secretary, can be found in “Executive Compensation— Executive Officers.” Delores M. Johnson’s present principal occupation is to serve as our Vice President, Investor Relations. The names of the Participants are set forth below and the business address for all the Participants is Rubicon Technology, Inc., 900 East Green Street, Bensenville, Illinois 60106.

Name
William F. Weissman

Raymond J. Spencer

Michael E. Mikolajczyk

Don N. Aquilano

Donald R. Caldwell

Mardel A. Graffy

Delores M. Johnson

Information Regarding Ownership of the Company’s Securities by Participants

Except as described in this Appendix B or otherwise disclosed in this proxy statement, no Participant owns any company securities of record that he or she does not own beneficially. Information regarding the beneficial ownership of our securities by each of our nominees, continuing directors and Mardel A. Graffy as of April 26, 2016 is set forth under “Security Ownership of Certain Beneficial Owners and Management.” Delores M. Johnson beneficially owned 45,257 shares of our common stock (as determined in accordance with SEC rules) as of April 26, 2016, which includes options to purchase 40,000 shares of common stock that are exercisable within 60 days of April 26, 2016.

B-1

Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth information regarding purchases and sales of our securities by each Participant during the past two years (May [●], 2014 through May [●], 2016). No part of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name of Participant	Transaction Date	Number of Shares of Common Stock	Transaction Description
William F. Weissman	[●]	[●]	[●]
Raymond J. Spencer	[●]	[●]	[●]
Michael E. Mikolajczyk	[●]	[●]	[●]
Don N. Aquilano	[●]	[●]	[●]
Donald R. Caldwell	[●]	[●]	[●]
Mardel A. Graffy	[●]	[●]	[●]
Delores M. Johnson	[●]	[●]	[●]

Miscellaneous Information Regarding Participants

Except as described in this Appendix B or otherwise disclosed in this proxy statement, to the Company’s knowledge: (1) no Participant is, or was within the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (2) no associate of any Participant owns beneficially, directly or indirectly, any securities of the Company; (3) no Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (4) since the beginning of the Company’s last fiscal year, no Participant nor any associate of a Participant is or was a party to any transaction, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any Participant, any associate of a Participant or any related person thereof had or will have a direct or indirect material interest; (5) no Participant, nor any associate of a Participant, has any arrangement or understanding with any person (a) with respect to future employment by the Company or its affiliates or (b) with respect to any future transactions to which the company or any of its affiliates will or may be a party and (6) no Participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

B-2

PRELIMINARY COPY SUBJECT TO COMPLETION

DATED MAY 13, 2016

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Rubicon Technology, Inc.

common stock for the upcoming Annual Meeting of Stockholders.

PLEASE REVIEW THE PROXY STATEMENT AND VOTE TODAY IN ONE OF THREE WAYS:

1.	Vote by Telephone—Please call toll-free in the U.S. or Canada at 1-866-233-5110, on a touch-tone telephone. If outside the U.S. or Canada, call 1-215-521-1344. Please follow the simple instructions once connected. You will be required to provide the unique control number printed below.

OR

2.	Vote by Internet— Please access https://www.proxyvotenow.com/rbcn, and follow the simple instructions on your screen. Please note you must type an “s” after http. You will be required to provide the unique control number printed below.

You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

OR

3.	Vote by Mail—If you do not wish to vote by telephone or over the Internet, please complete, sign, date and return the proxy card in the envelope provided, or mail to: Rubicon Technology, Inc., c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, NY 10150-5155.

▼ TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

☒	To vote, mark blocks below in blue or black ink as follows

The Board of Directors recommends you vote FOR Proposal Nos. 1, 2 and 3.

Proposal No. 1 – Election of two director nominees.						FOR	AGAINST	ABSTAIN

Nominees are: (01) Don N. Aquilano (02) Donald R. Caldwell					Proposal No. 2 – Ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.	☐	☐	☐

☐ FOR ALL NOMINEES	☐	WITHHOLD VOTE FOR ALL NOMINEES	☐	FOR ALL NOMINEES EXCEPT	Proposal No. 3 – Approval of the Rubicon Technology, Inc. 2016 Stock Incentive Plan, including all the material terms thereof for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.	☐	☐	☐
(Instruction: To withhold authority to vote for either nominee, write the name of such nominee below.)

Date:	, 2016

Signature

Signature (if held jointly)

Title

Please date and sign exactly as the name(s) appear(s) on this card. Joint owners should each sign. Please give full title when signing as executor, administrator, trustee, attorney, guardian for a minor, etc. Signatures for corporations and partnerships should be in the corporate or firm name by an authorized person.

PLEASE VOTE TODAY!

SEE REVERSE SIDE

FOR THREE EASY WAYS TO VOTE.

▼ TO VOTE BY MAIL,  PLEASE DETACH PROXY CARD HERE, AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

RUBICON TECHNOLOGY, INC.

Proxy Solicited on Behalf of the Board of Directors for Annual Meeting of Stockholders to be held on [●], 2016

The undersigned, revoking all prior proxies, hereby appoints William F. Weissman and Mardel A. Graffy, or either of them, as proxies, with full power of substitution, to vote the undersigned’s shares of common stock of Rubicon Technology, Inc. at the annual meeting of stockholders to be held at [●] on [●], 2016, at 8:00 a.m. Central Time, and at any adjournment, postponement or rescheduling thereof, on all matters coming before the annual meeting.

The proxies will vote your shares: (1) as you specify on the back of this proxy card, (2) as the Board of Directors recommends where you do not specify your voting instructions on a matter listed on the back of this proxy card, and (3) as the proxies decide on any other matter properly coming before the annual meeting.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY

IN THE ENCLOSED ENVELOPE.

(Continued and to be marked, dated and signed on the other side)